EXHIBIT 99.6

Estimates

Fiscal Year Ending March 31, 2020

BRITISH
COLUMBIA

Estimates

Fiscal Year Ending March 31, 2020

British Columbia Cataloguing in Publication Data

British Columbia.

Estimates, fiscal year ending March 31. — 1983 —

Annual.

Continues: British Columbia. Ministry of

Finance.

Estimates of revenue and expenditure. ISSN

0707-3046

Vols. for 1983 — have suppl.

Imprint varies: Ministry of Finance, 1983-1987;

Ministry of Finance and Corporate Relations,

1988-

ISSN 0712-45975=Estimates — Province of

British Columbia

1. British Columbia — Appropriations

and expenditures — Periodicals.2.Budget — British

Columbia —

Periodicals. I. British Columbia. Ministry of

Finance. II. British Columbia. Ministry of

Finance and Corporate Relations. III. Title.

HJ13.B742                                            354.7110072’225

Rev. Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act and the timing of their presentation is outlined in section 6.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the Consolidated Revenue Fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2019/20. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2018/19 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislature for both operating and financing transactions upon the enactment of a Supply Act.

The General Fund is the main operating fund within the CRF and includes a number of Special Accounts where the statutory authority for expenditures is derived from statutes other than a Supply Act.

The BC Prosperity Fund is a special fund whose general purpose is to set aside portions of government’s annual surplus as a long-term legacy intended to help eliminate taxpayer-supported debt of the government reporting entity over time; improve the cost of living for families; make investments in health care, education, transportation, and other priorities; and provide a permanent legacy endowment that provides future benefits to British Columbia. The BC Prosperity Fund will earn and retain investment earnings to be used for these purposes.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and statutory appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/.

The 2019/20 Estimates are comprised of three separate sections:

1.              Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated General Fund appropriations.

2.              Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the General Fund arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by core businesses and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.              Summary — summarizes total voted and statutory expense, capital, and other financing transactions.

2.              Summary by Core Business — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.              Vote and Statutory Appropriations Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.              Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.              Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.              Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2018/19 main Estimates to the restated 2018/19 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result, including segmented results for both the General Fund and the BC Prosperity Fund; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship Between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on by the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on the CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — voted or statutory.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Summary by Core Business and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally include inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and reloaned to public bodies.

The expense disclosure in the Summary by Core Business only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. $1,000 placeholders are used when a reasonable estimate is not available. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of costs in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These costs are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedule C

These expenditures reflect the acquisition cost of tangible capital assets. While the initial expenditure is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on by the Legislative Assembly and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the General Fund of the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of programs or entities and remits it to them. The total estimated disbursements set out in Schedule E are included in the Supply Act. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated General Fund Appropriations

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.              Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2019/20 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board of the Chartered Professional Accountants of Canada, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2017/18 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/ocg/pa/17_18/pa17_18.htm.

2.              Reporting Entity — The government reporting entity includes organizations that meet the criteria of control by the province as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.              Consolidation — The 2019/20 Estimates fully consolidates the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2019/20 Estimates

For comparative purposes, the 2018/19 Estimates and Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation. These restatements reflect the government reorganizations since the 2018/19 Estimates were presented to the Legislative Assembly on February 20, 2018; incorporate a number of inter-ministry transfers and/or changes; and adjust total expense for presentation changes. A reconciliation of restated General Fund operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

ESTIMATES, 19/20

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20
		Financial Assets[3]
2,790,000	2,546,000	Cash and temporary investments	2,266,000
5,383,000	7,142,000	Receivables and inventories for resale	6,891,000
5,440,000	5,914,000	Loans and other investments	6,446,000
738,000	750,000	Sinking Funds	678,000
7,470,000	5,519,000	Equity in self-supported Crown corporations	7,426,000
23,037,000	22,593,000	Financed assets of self-supported Crown corporations [4]	24,816,000
44,858,000	44,464,000	Total Financial Assets	48,523,000

		Liabilities
10,039,000	9,835,000	Accounts payable and accrued liabilities	11,371,000
10,253,000	10,427,000	Deferred revenue	11,062,000
20,292,000	20,262,000		22,433,000
		Debt [5]
69,022,000	67,416,000	Total provincial debt	72,048,000
738,000	750,000	Add: Debt offset by sinking funds	678,000
(801,000)	(873,000)	Less: Guarantees and non-guaranteed debt	(854,000)
68,959,000	67,293,000	Financial statement debt before forecast allowance	71,872,000
350,000	500,000	Forecast allowance	500,000
69,309,000	67,793,000	Total Debt	72,372,000
89,601,000	88,055,000	Total Liabilities	94,805,000
(44,743,000)	(43,591,000)	Net Liabilities	(46,282,000)

		Non-Financial Assets[3]
49,096,000	48,176,000	Investment in capital assets (net) [6]	52,012,000
1,805,000	1,828,000	Restricted assets	1,886,000
855,000	694,000	Other assets	691,000
51,756,000	50,698,000	Total Non-Financial Assets	54,589,000
7,013,000	7,107,000	Accumulated Surplus (Deficit)	8,307,000

1     Figures have been rounded to the nearest million.

2     The Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation. See Significant Presentation Changes for details.

3     Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

4     Includes loans to Crown corporations for the purchase of capital assets.

5     Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of self-supported corporations under provincial government control. These amounts are disclosed separately for information purposes.

6     Investment in capital assets is reported net of amortization.

ESTIMATES, 19/20

ESTIMATED STATEMENT OF OPERATIONS 1

($000)

Estimates	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20
54,193,000	56,636,000	Total Revenue	59,047,000
53,624,000	55,762,000	Total Expense	58,273,000
569,000	874,000	Surplus before forecast allowance	774,000
(350,000)	(500,000)	Forecast allowance	(500,000)
219,000	374,000	Surplus	274,000
6,729,000	6,746,000	Accumulated surplus, beginning of year, excluding comprehensive income	7,120,000
6,948,000	7,120,000	Accumulated surplus before comprehensive income	7,394,000
65,000	(13,000)	Accumulated comprehensive income of self-supported Crown corporations	913,000
7,013,000	7,107,000	Accumulated Surplus, end of year	8,307,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20
(569,000)	(874,000)	(Surplus) Deficit before forecast allowance [3]	(774,000)
(2,343,000)	(2,432,000)	Adjustment for non-cash items [4]	(2,504,000)
(32,000)	(596,000)	Self-supported Crown corporation retained earnings for the year [5]	981,000
(317,000)	(499,000)	(Increase) decrease in deferred revenue	(635,000)
34,000	(256,000)	Increase (decrease) in restricted and other assets	55,000
(902,000)	58,000	Working capital changes (net)	(1,925,000)
(4,129,000)	(4,599,000)	Operating Requirement (Repayment)	(4,802,000)
373,000	289,000	Loans, investments and other requirements (Schedule D)	390,000
(554,000)	(598,000)	Increase (decrease) in debt sinking fund balances	(72,000)
(181,000)	(309,000)	Investing Requirement (Repayment)	318,000
5,174,000	4,771,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	6,340,000
2,358,000	2,059,000	Increase (decrease) in financed assets of self-supported Crown corporations	2,223,000
7,532,000	6,830,000	Financing Requirement	8,563,000

350,000	500,000	Forecast allowance	500,000

3,572,000	2,422,000	Net increase (decrease) in total debt	4,579,000
65,737,000	65,371,000	Total debt, beginning of year	67,793,000
69,309,000	67,793,000	Total Debt, end of year	72,372,000

1     Figures have been rounded to the nearest million.

2     The Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation. See Significant Presentation Changes for details.

3     For purposes of the debt reconciliation, a surplus is shown as a negative amount as it reduces government debt.

4     These adjustments include amortization of capital assets and valuation adjustments.

5     Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 19/20

ESTIMATED REVENUE BY SOURCE 1

($000)

Estimates	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20
		Taxation Revenue
9,836,000	11,348,000	Personal income	11,055,000
4,096,000	5,132,000	Corporate income	4,192,000
463,000	464,000	Employer Health	1,854,000
7,428,000	7,318,000	Sales [3]	7,586,000
1,003,000	1,014,000	Fuel	1,021,000
1,488,000	1,460,000	Carbon	1,713,000
822,000	780,000	Tobacco	780,000
2,626,000	2,601,000	Property	2,996,000
2,235,000	1,910,000	Property transfer	1,910,000
595,000	610,000	Insurance premium	625,000
30,592,000	32,637,000	Total Taxation Revenue	33,732,000
		Natural Resource Revenue
229,000	164,000	Natural gas royalties	275,000
277,000	276,000	Crown land tenures	227,000
441,000	672,000	Other energy and minerals	507,000
992,000	1,389,000	Forests	1,155,000
474,000	469,000	Other natural resources	459,000
2,413,000	2,970,000	Total Natural Resource Revenue	2,623,000
		Other Revenue
1,361,000	1,355,000	Medical Services Plan premiums	1,015,000
4,002,000	4,210,000	Other fees and licences	4,372,000
1,179,000	1,173,000	Investment earnings	1,196,000
3,152,000	3,258,000	Miscellaneous [4]	3,375,000
9,694,000	9,996,000	Total Other Revenue	9,958,000
		Contributions from the Federal Government
6,921,000	7,106,000	Health and social transfers	7,404,000
2,009,000	1,956,000	Other federal government contributions [5]	2,019,000
8,930,000	9,062,000	Total Contributions from the Federal Government	9,423,000
		Self-supported Crown Corporations
712,000	(424,000)	British Columbia Hydro and Power Authority	712,000
—	950,000	Accounting adjustment related to deferral accounts[6]	—
1,106,000	1,101,000	Liquor Distribution Branch	1,120,000
1,300,000	1,396,000	British Columbia Lottery Corporation	1,396,000
(684,000)	(1,180,000)	Insurance Corporation of British Columbia	(50,000)
130,000	128,000	Other [7]	133,000
2,564,000	1,971,000	Net Earnings of Self-supported Crown Corporations	3,311,000
54,193,000	56,636,000	Total Revenue	59,047,000

1     Figures have been rounded to the nearest million.

2     The Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation.

3     Includes provincial sales tax, tax on designated property, HST/PST housing transition tax, and harmonized sales tax related to prior years.

4     Includes reimbursements for health care and other services provided to external agencies and other recoveries.

5     Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

6     British Columbia Hydro and Power Authority’s forecast loss for 2018/19 includes $1,136 million write-down of deferred regulatory accounts; at the summary level, the province recognized $950 million for this adjustment in fiscal 2017/18.

7     Includes Columbia Power Corporation, BC Railway Company, Columbia Basin Trust power projects, and other agencies’ self- supported subsidiaries.

ESTIMATES, 19/20

ESTIMATED EXPENSE BY FUNCTION 1

($000)

Estimates	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20

		Health
4,959,000	4,943,000	Medical Services Plan	5,092,000
1,393,000	1,393,000	Pharmacare	1,471,000
14,723,000	14,942,000	Regional services	15,520,000
576,000	718,000	Other healthcare expenses	900,000
21,651,000	21,996,000	Total Health	22,983,000
		Education
7,198,000	7,271,000	Elementary and secondary	7,468,000
6,343,000	6,441,000	Post-secondary	6,719,000
356,000	561,000	Other education expenses	422,000
13,897,000	14,273,000	Total Education	14,609,000
		Social Services
2,180,000	2,180,000	Social assistance	2,320,000
1,757,000	1,754,000	Child welfare	1,965,000
287,000	294,000	Low income tax credit transfers	317,000
1,093,000	1,101,000	Community living and other services	1,158,000
5,317,000	5,329,000	Total Social Services	5,760,000

1,650,000	1,960,000	Protection of persons and property	1,706,000
2,134,000	2,158,000	Transportation	2,300,000
2,433,000	3,378,000	Natural resources and economic development	3,270,000
1,817,000	1,936,000	Other	2,039,000
550,000	550,000	Contingencies	750,000
1,436,000	1,567,000	General government	2,059,000
2,739,000	2,615,000	Debt servicing	2,797,000
53,624,000	55,762,000	Total Expense	58,273,000

1     Figures have been rounded to the nearest million.

2     The Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation. See Significant Presentation Changes for details.

ESTIMATES, 19/20

ESTIMATED EXPENSE BY ORGANIZATION 1

($000)

Estimates [2]	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20

77,408	77,408	Legislative Assembly	83,015
59,549	80,549	Officers of the Legislature	69,597
11,305	11,305	Office of the Premier	11,349
2,211,614	2,211,614	Ministry of Advanced Education, Skills and Training	2,329,505
93,143	93,143	Ministry of Agriculture	98,207
584,309	584,309	Ministry of Attorney General	605,600
1,792,455	1,792,455	Ministry of Children and Family Development	2,064,727
532,664	531,664	Ministry of Citizens’ Services	551,640
6,340,751	6,354,751	Ministry of Education	6,568,898
60,320	65,320	Ministry of Energy, Mines and Petroleum Resources	180,281
179,342	179,342	Ministry of Environment and Climate Change Strategy	242,994
579,093	848,093	Ministry of Finance	877,805
734,125	1,285,125	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	822,796
19,754,214	19,754,214	Ministry of Health	20,845,589
99,516	100,516	Ministry of Indigenous Relations and Reconciliation	107,781
97,171	97,171	Ministry of Jobs, Trade and Technology	97,433
12,638	12,638	Ministry of Labour	16,449
9,983	9,983	Ministry of Mental Health and Addictions	10,067
674,224	674,224	Ministry of Municipal Affairs and Housing	828,303
784,576	1,094,576	Ministry of Public Safety and Solicitor General	800,504
3,363,727	3,363,727	Ministry of Social Development and Poverty Reduction	3,571,597
144,381	144,381	Ministry of Tourism, Arts and Culture	164,244
890,092	890,092	Ministry of Transportation and Infrastructure	925,616
1,275,907	1,258,807	Management of Public Funds and Debt	1,277,920
3,574,493	3,722,493	Other Appropriations	4,933,083

43,937,000	45,237,900	Total Appropriations	48,085,000
—	375,100	Supplementary Estimates	—
(59,000)	(60,000)	Elimination of transactions between appropriations [3]	(24,000)
—	(77,000)	Reversal of prior year over accruals	—
43,878,000	45,476,000	Consolidated Revenue Fund Expense	48,061,000
3,337,000	3,304,000	Expenses recovered from external entities [4]	3,520,000
(26,829,000)	(26,805,000)	Grants to service delivery agencies and other internal transfers [5]	(28,631,000)
20,386,000	21,975,000	Ministries and special offices program expense	22,950,000
		Service delivery agency expense [6]
6,651,000	6,685,000	School districts	6,912,000
6,136,000	6,280,000	Post-secondary institutions	6,501,000
15,370,000	15,682,000	Health authorities and hospital societies	16,292,000
5,081,000	5,140,000	Other service delivery agencies	5,618,000
33,238,000	33,787,000	Service delivery agency expense	35,323,000
53,624,000	55,762,000	Total Expense	58,273,000

1     Figures, other than appropriations, have been rounded to the nearest million.

2     The 2018/19 Estimates and Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation. See Significant Presentation Changes for details.

3     Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

4     Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

5     Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

6     See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 19/20

ESTIMATED GENERAL FUND APPROPRIATIONS

($000)

Estimates [1]	Vote		Estimates
2018/19	No. [2]		2019/20

		Legislative Assembly
77,408	1	Legislative Assembly	83,015
77,408		Total Voted Appropriations	83,015
77,408		Total Appropriations	83,015

		Officers of the Legislature
17,666	2	Auditor General	18,216
718	3	Conflict of Interest Commissioner	718
13,846	4	Elections BC	18,151
—	5	Human Rights Commissioner	2,000
6,252	6	Information and Privacy Commissioner	6,702
1,141	7	Merit Commissioner	1,365
6,893	8	Ombudsperson	8,873
3,615	9	Police Complaint Commissioner	3,822
9,418	10	Representative for Children and Youth	9,750
59,549		Total Voted Appropriations	69,597
59,549		Total Appropriations	69,597

		Office of the Premier
11,305	11	Office of the Premier	11,349
11,305		Total Voted Appropriations	11,349
11,305		Total Appropriations	11,349

		Ministry of Advanced Education, Skills and Training
2,211,614	12	Ministry Operations	2,329,505
2,211,614		Total Voted Appropriations	2,329,505
2,211,614		Total Appropriations	2,329,505

		Ministry of Agriculture
75,359	13	Ministry Operations	80,134
4,584	14	Agricultural Land Commission	4,873
79,943		Total Voted Appropriations	85,007

22,000	(S)	Production Insurance Account	22,000
(8,800)		Less: Transfer from Ministry Operations Vote	(8,800)
13,200		Total Statutory Appropriations	13,200
93,143		Total Appropriations	98,207

¹      For comparison purposes, amounts shown for 2018/19 operating expenses have been restated to be consistent with the presentation of the 2019/20 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 19/20

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2018/19	No. [2]		2019/20

		Ministry of Attorney General
471,799	15	Ministry Operations	490,716
79,254	16	Judiciary	80,984
24,500	17	Crown Proceeding Act	24,500
8,756	18	Independent Investigations Office	9,400
584,309		Total Voted Appropriations	605,600

9,365	(S)	Public Guardian and Trustee Operating Account	9,704
(9,365)		Less: Transfer from Ministry Operations Vote	(9,704)
—		Total Statutory Appropriations	—
584,309		Total Appropriations	605,600

		Ministry of Children and Family Development
1,792,455	19	Ministry Operations	2,064,727
1,792,455		Total Voted Appropriations	2,064,727
1,792,455		Total Appropriations	2,064,727

		Ministry of Citizens’ Services
532,664	20	Ministry Operations	551,640
532,664		Total Voted Appropriations	551,640
532,664		Total Appropriations	551,640

		Ministry of Education
6,302,620	21	Ministry Operations	6,529,945
6,302,620		Total Voted Appropriations	6,529,945

30,001	(S)	British Columbia Training and Education Savings Program special account	30,001
8,130	(S)	Teachers Act Special Account	8,952
38,131		Total Statutory Appropriations	38,953
6,340,751		Total Appropriations	6,568,898

		Ministry of Energy, Mines and Petroleum Resources
58,015	22	Ministry Operations	177,038
58,015		Total Voted Appropriations	177,038

2,305	(S)	Innovative Clean Energy Fund special account	3,243
2,305		Total Statutory Appropriations	3,243
60,320		Total Appropriations	180,281

¹      For comparison purposes, amounts shown for 2018/19 operating expenses have been restated to be consistent with the presentation of the 2019/20 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 19/20

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2018/19	No. [2]		2019/20

		Ministry of Environment and Climate Change Strategy
134,005	23	Ministry Operations	192,734
11,902	24	Environmental Assessment Office	14,531
145,907		Total Voted Appropriations	207,265

9,800	(S)	Park Enhancement Fund special account	9,800
23,635	(S)	Sustainable Environment Fund	25,929
33,435		Total Statutory Appropriations	35,729
179,342		Total Appropriations	242,994

		Ministry of Finance
172,581	25	Ministry Operations	265,327
35,384	26	Government Communications and Public Engagement	37,805
56,268	27	BC Public Service Agency	56,545
1	28	Benefits and Other Employment Costs	1
264,234		Total Voted Appropriations	359,678

283,225	(S)	Housing Priority Initiatives special account	488,771
4,493	(S)	Insurance and Risk Management Account	4,562
66,750	(S)	Long Term Disability Fund special account	68,789
(39,619)		Less: Transfer from Ministry Operations Vote	(44,005)
10	(S)	Provincial Home Acquisition Wind Up special account	10
314,859		Total Statutory Appropriations	518,127
579,093		Total Appropriations	877,805

		Ministry of Forests, Lands, Natural Resource Operations and Rural Development
473,396	29	Ministry Operations	508,192
63,986	30	Fire Management	101,122
537,382		Total Voted Appropriations	609,314

196,723	(S)	BC Timber Sales Account	213,462
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
196,743		Total Statutory Appropriations	213,482
734,125		Total Appropriations	822,796

		Ministry of Health
19,606,964	31	Ministry Operations	20,698,339
19,606,964		Total Voted Appropriations	20,698,339

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
19,754,214		Total Appropriations	20,845,589

¹      For comparison purposes, amounts shown for 2018/19 operating expenses have been restated to be consistent with the presentation of the 2019/20 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 19/20

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2018/19	No. [2]		2019/20

		Ministry of Indigenous Relations and Reconciliation
43,914	32	Ministry Operations	48,163
46,438	33	Treaty and Other Agreements Funding	49,729
90,352		Total Voted Appropriations	97,892

1,900	(S)	First Citizens Fund	2,000
7,264	(S)	First Nations Clean Energy Business Fund special account	7,889
9,164		Total Statutory Appropriations	9,889
99,516		Total Appropriations	107,781

		Ministry of Jobs, Trade and Technology
96,671	34	Ministry Operations	96,933
96,671		Total Voted Appropriations	96,933

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
97,171		Total Appropriations	97,433

		Ministry of Labour
12,638	35	Ministry Operations	16,449
12,638		Total Voted Appropriations	16,449
12,638		Total Appropriations	16,449

		Ministry of Mental Health and Addictions
9,983	36	Ministry Operations	10,067
9,983		Total Voted Appropriations	10,067
9,983		Total Appropriations	10,067

		Ministry of Municipal Affairs and Housing
196,910	37	Ministry Operations	318,559
453,988	38	Housing	486,365
650,898		Total Voted Appropriations	804,924

12,884	(S)	Housing Endowment Fund special account	12,884
10,442	(S)	University Endowment Lands Administration Account	10,495
23,326		Total Statutory Appropriations	23,379
674,224		Total Appropriations	828,303

¹      For comparison purposes, amounts shown for 2018/19 operating expenses have been restated to be consistent with the presentation of the 2019/20 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 19/20

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2018/19	No. [2]		2019/20

		Ministry of Public Safety and Solicitor General
753,567	39	Ministry Operations	770,889
14,728	40	Emergency Program Act	14,819
768,295		Total Voted Appropriations	785,708

1,496	(S)	Civil Forfeiture Account	11
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
13,504	(S)	Victim Surcharge Special Account	13,504
16,281		Total Statutory Appropriations	14,796
784,576		Total Appropriations	800,504

		Ministry of Social Development and Poverty Reduction
3,363,727	41	Ministry Operations	3,571,597
3,363,727		Total Voted Appropriations	3,571,597
3,363,727		Total Appropriations	3,571,597

		Ministry of Tourism, Arts and Culture
140,681	42	Ministry Operations	160,544
140,681		Total Voted Appropriations	160,544

2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,200	(S)	Physical Fitness and Amateur Sports Fund	1,200
3,700		Total Statutory Appropriations	3,700
144,381		Total Appropriations	164,244

		Ministry of Transportation and Infrastructure
890,092	43	Ministry Operations	925,616
890,092		Total Voted Appropriations	925,616
890,092		Total Appropriations	925,616

		Management of Public Funds and Debt
1,275,907	44	Management of Public Funds and Debt	1,277,920
1,275,907		Total Voted Appropriations	1,277,920
1,275,907		Total Appropriations	1,277,920

¹      For comparison purposes, amounts shown for 2018/19 operating expenses have been restated to be consistent with the presentation of the 2019/20 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 19/20

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2018/19	No. [2]		2019/20

		Other Appropriations
550,000	45	Contingencies (All Ministries) and New Programs	1,303,500
1,772,046	46	Capital Funding	2,134,111
1	47	Commissions on Collection of Public Funds	1
1	48	Allowances for Doubtful Revenue Accounts	1
1,246,000	49	Tax Transfers	1,489,000
2,600	50	Auditor General for Local Government	2,608
3,845	51	Forest Practices Board	3,862
3,574,493		Total Voted Appropriations	4,933,083
3,574,493		Total Appropriations	4,933,083

		Summary
43,138,106		Total Voted Appropriations	47,062,752
798,894		Total Statutory Appropriations	1,022,248
43,937,000		Total Appropriations	48,085,000

¹      For comparison purposes, amounts shown for 2018/19 operating expenses have been restated to be consistent with the presentation of the 2019/20 Estimates. Schedule A presents a detailed reconciliation.

²      An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislative Assembly

Officers of the Legislature

Office of the Premier

Ministry of Advanced Education, Skills and Training

Ministry of Agriculture

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Education

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment and Climate Change Strategy

Ministry of Finance

Ministry of Forests, Lands, Natural Resource Operations and Rural Development

Ministry of Health

Ministry of Indigenous Relations and Reconciliation

Ministry of Jobs, Trade and Technology

Ministry of Labour

Ministry of Mental Health and Addictions

Ministry of Municipal Affairs and Housing

Ministry of Public Safety and Solicitor General

Ministry of Social Development and Poverty Reduction

Ministry of Tourism, Arts and Culture

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATIVE ASSEMBLY

SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 1 — Legislative Assembly	77,408	83,015

OPERATING EXPENSES	77,408	83,015

CAPITAL EXPENDITURES [2]	4,378	6,174
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

LEGISLATIVE ASSEMBLY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 1 — LEGISLATIVE ASSEMBLY

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; and it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, the issue of grants, and other related costs. Costs may be recovered from ministries, officers of the Legislature, government organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Members’ Services	39,965	40,919
Caucus Support Services	7,795	8,067
Office of the Speaker	389	454
Office of the Clerk	1,041	1,032
Clerk of Committees	886	962
Legislative Operations	15,598	18,955
Sergeant-at-Arms	5,740	6,227
Hansard	3,792	4,026
Legislative Library	2,202	2,373
	77,408	83,015

CAPITAL EXPENDITURES
Legislative Operations	4,378	6,174

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	44,153	46,770
Operating Costs	12,169	14,666
Government Transfers	20	20
Other Expenses	21,705	22,326
Internal Recoveries	(47)	(160)
External Recoveries	(592)	(607)
TOTAL OPERATING EXPENSES	77,408	83,015

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 2 — Auditor General	17,666	18,216
Vote 3 — Conflict of Interest Commissioner	718	718
Vote 4 — Elections BC	13,846	18,151
Vote 5 — Human Rights Commissioner	—	2,000
Vote 6 — Information and Privacy Commissioner	6,252	6,702
Vote 7 — Merit Commissioner	1,141	1,365
Vote 8 — Ombudsperson	6,893	8,873
Vote 9 — Police Complaint Commissioner	3,615	3,822
Vote 10 — Representative for Children and Youth	9,418	9,750

OPERATING EXPENSES	59,549	69,597

CAPITAL EXPENDITURES [2]	1,200	2,556
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY BY VOTE

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Auditor General	17,666	18,216	—	18,216
Conflict of Interest Commissioner	718	718	—	718
Elections BC	13,846	18,151	—	18,151
Human Rights Commissioner	—	2,000	—	2,000
Information and Privacy Commissioner	6,252	6,704	(2)	6,702
Merit Commissioner	1,141	1,365	—	1,365
Ombudsperson	6,893	8,938	(65)	8,873
Police Complaint Commissioner	3,615	3,823	(1)	3,822
Representative for Children and Youth	9,418	9,752	(2)	9,750

TOTAL OPERATING EXPENSES	59,549	69,667	(70)	69,597

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Auditor General	250	185	—	185
Conflict of Interest Commissioner	25	25	—	25
Elections BC	700	855	—	855
Human Rights Commissioner	—	1,000	—	1,000
Information and Privacy Commissioner	45	249	—	249
Merit Commissioner	15	32	—	32
Ombudsperson	75	138	—	138
Police Complaint Commissioner	40	22	—	22
Representative for Children and Youth	50	50	—	50

TOTAL	1,200	2,556	—	2,556

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	17,666	18,216

CAPITAL EXPENDITURES
Auditor General	250	185

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the office of the Conflict of Interest Commissioner. The commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	718	718

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	25	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The chief electoral officer is an officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES
Elections BC	13,846	18,151

CAPITAL EXPENDITURES
Elections BC	700	855

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 5 — HUMAN RIGHTS COMMISSIONER

This vote provides for the operations of the office of the Human Rights Commissioner. The Human Rights Commissioner is an independent officer of the Legislature under the Human Rights Code Amendment Act, 2018 and is responsible for protecting and promoting human rights through education, research, and enquiry.

OPERATING EXPENSES
Human Rights Commissioner	—	2,000

CAPITAL EXPENDITURES
Human Rights Commissioner	—	1,000

VOTE 6 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the operations of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the commissioner by statute. The commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyists Registration Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Information and Privacy Commissioner	6,252	6,702

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	249

VOTE 7 — MERIT COMMISSIONER

This vote provides for the operations of the office of the Merit Commissioner. The merit commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service and to conduct reviews of BC Public Service dismissals for just cause as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,141	1,365

CAPITAL EXPENDITURES
Merit Commissioner	15	32

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 8 — OMBUDSPERSON

This vote provides for the operations of the office of the Ombudsperson, an independent officer of the Legislature pursuant to the Ombudsperson Act. The Ombudsperson also has specific investigatory and reporting role under the Public Interest Disclosure Act. The office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies including provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson undertakes initiatives to increase public understanding of the role of the Ombudsperson and to promote the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and database application services to other jurisdictions. Costs may be recovered from officers of the Legislature, other jurisdictions, and external organizations for activities described within this vote.

OPERATING EXPENSES
Ombudsperson	6,893	8,873

CAPITAL EXPENDITURES
Ombudsperson	75	138

VOTE 9 — POLICE COMPLAINT COMMISSIONER

This vote provides for the operations of the police complaint commissioner and staff and the costs incurred by the office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The police complaint commissioner is an officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for activities described within this vote.

OPERATING EXPENSES
Police Complaint Commissioner	3,615	3,822

CAPITAL EXPENDITURES
Police Complaint Commissioner	40	22

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 10 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the operations of the office of the Representative for Children and Youth. The representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families and young adults up to age 24 who are eligible to receive services from Community Living British Columbia with respect to designated services; and monitors, reviews, and audits the provision of designated services. This vote also provides for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Representative for Children and Youth	9,418	9,750

CAPITAL EXPENDITURES
Representative for Children and Youth	50	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	41,554	45,334
Operating Costs	17,963	20,119
Government Transfers	80	4,171
Other Expenses	850	941
Internal Recoveries	(828)	(898)
External Recoveries	(70)	(70)
TOTAL OPERATING EXPENSES	59,549	69,597

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision making and effective service delivery, supported by the transparency and accountability of government practices.

SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 11 — Office of the Premier	11,305	11,349

OPERATING EXPENSES	11,305	11,349

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICE OF THE PREMIER

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	3,083	4,114	(701)	3,413
Executive and Support Services	8,222	7,937	(1)	7,936

TOTAL OPERATING EXPENSES	11,305	12,051	(702)	11,349

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 11 — OFFICE OF THE PREMIER

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Intergovernmental Relations Secretariat and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,083	3,413

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Agreement on French Language Services. This sub-vote provides for the deputy minister of the Intergovernmental Relations Secretariat which includes the Office of Protocol; and for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,078	3,246
Executive Operations	5,144	4,690
	8,222	7,936

Voted Appropriations Description: This sub-vote provides for the office of the Premier; the management of cross-government issues and corporate planning; support for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, Executive Council Committees, the deputy minister’s office, and providing policy, planning, and operational support to the Executive Council and its committees; and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations within government for activities described within this sub-vote.

VOTE 11 — OFFICE OF THE PREMIER	11,305	11,349

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,312	9,356
Operating Costs	1,771	1,808
Government Transfers	1,112	1,112
Other Expenses	659	622
Internal Recoveries	(847)	(847)
External Recoveries	(702)	(702)
TOTAL OPERATING EXPENSES	11,305	11,349

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

The mission of the Ministry of Advanced Education, Skills and Training is to champion innovation, inclusive and sustainable communities, within an integrated, coordinated post-secondary education and skills training system that is affordable and accessible to empower British Columbians from all backgrounds to thrive.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2018/19[1]	2019/20

VOTED APPROPRIATION
Vote 12 — Ministry Operations	2,211,614	2,329,505

OPERATING EXPENSES	2,211,614	2,329,505

CAPITAL EXPENDITURES [2]	504	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Educational Institutions and Organizations	2,006,009	2,121,554	(2)	2,121,552
Student Services Programs	70,395	70,422	(2)	70,420
Private Training Institutions	1	3,516	(3,515)	1
Workforce Innovation and Skills Training	16,906	131,508	(114,357)	17,151
Transfers to Crown Corporations and Agencies	97,679	98,877	—	98,877
Executive and Support Services	20,624	22,022	(518)	21,504

TOTAL OPERATING EXPENSES	2,211,614	2,447,899	(118,394)	2,329,505

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	504	504	—	504

TOTAL	504	504	—	504

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	—	—	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	—	—	—

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 12 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Educational Institutions and Organizations, Student Services Programs, Private Training Institutions, Workforce Innovation and Skills Training, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	2,006,009	2,121,552

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for activities described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	70,395	70,420

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from educational organizations, the federal government, and parties external to government for activities described within this sub-vote.

PRIVATE TRAINING INSTITUTIONS

Voted Appropriation
Private Training Institutions	1	1

Voted Appropriation Description: This sub-vote provides for the policy, administration, operations, and compliance related to providing for quality education standards for private post-secondary institutions. This sub-vote also provides for the administration of the Student Tuition Protection Fund. Costs may be recovered from ministries, government organizations, and private post-secondary institutions for activities described within this sub-vote.

WORKFORCE INNOVATION AND SKILLS TRAINING

Voted Appropriations
Strategy and Planning	1,449	3,108
Labour Market Information and Policy	2,599	3,702
Labour Market and Skills Training Programs	12,858	10,341
	16,906	17,151

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy and programs to support the development and training of British Columbia’s workforce. It includes oversight of the Industry Training Authority and the negotiation and implementation of federal/provincial agreements related to workforce development and training. This sub-vote also provides for the development of labour market information that is disseminated to British Columbians through multiple platforms and methods and development of industry-led workforce development strategies and strategic initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Industry Training Authority	97,679	98,877

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including the Industry Training Authority.

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	735	737
Corporate Services	19,889	20,767
	20,624	21,504

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system and student services programs. This sub-vote also provides for quality assessment for public and private post-secondary degree-granting institutions and the Corporate Services Secretariat. This sub-vote also provides for the office of the Minister of Advanced Education, Skills and Training and for corporate services to the ministry. Costs may be recovered from ministries, government organizations, the federal government, and parties external to government for activities described within this sub-vote.

VOTE 12 — MINISTRY OPERATIONS	2,211,614	2,329,505

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	34,037	35,357
Operating Costs	22,208	22,535
Government Transfers	2,297,164	2,422,160
Other Expenses	220	217
Internal Recoveries	(32,603)	(32,370)
External Recoveries	(109,412)	(118,394)
TOTAL OPERATING EXPENSES	2,211,614	2,329,505

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2018/19	2019/20

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Strategic Investment Fund. Federal funding is received by the Ministry of Advanced Education, Skills and Training on the post-secondary institutions’ behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	66,771	—
Receipts	(66,771)	—
Net Cash Requirement (Source)	—	—

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agrifood sector.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	75,359	80,134
Vote 14 — Agricultural Land Commission	4,584	4,873

STATUTORY APPROPRIATIONS
Production Insurance Account Special Account	22,000	22,000
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)

OPERATING EXPENSES	93,143	98,207

CAPITAL EXPENDITURES [2]	1,191	763
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF AGRICULTURE

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	18,866	33,973	(13,867)	20,106
Business Development	48,414	62,245	(10,552)	51,693
BC Farm Industry Review Board	1,233	1,350	(2)	1,348
Executive and Support Services	6,846	6,989	(2)	6,987
Agricultural Land Commission	4,584	4,875	(2)	4,873
Production Insurance Account Special Account	13,200	13,201	(1)	13,200
TOTAL OPERATING EXPENSES	93,143	122,633	(24,426)	98,207

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Core Business
Executive and Support Services	1,191	763	—	763
TOTAL	1,191	763	—	763

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 13 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Agriculture Science and Policy, Business Development, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriation
Agriculture Science and Policy	18,866	20,106

Voted Appropriation Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health. It also provides for improving public health protection and consumer and retail confidence in the safety of British Columbia’s meat, seafood, and agrifood products through inspection and regulatory compliance, education and awareness, surveillance, risk assessment, and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BUSINESS DEVELOPMENT

Voted Appropriation
Business Development	48,414	51,693

Voted Appropriation Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; support for agrifood industry growth, agrifood business development, youth development, and agroforestry; and promotion of public support for the agriculture food sector. This sub-vote also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, innovation, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,233	1,348

Voted Appropriation Description: This sub-vote provides for the supervision of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, the hearing of appeals of marketing board and commission orders, decisions and determinations, the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act, and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	638	643
Corporate Services	6,208	6,344
	6,846	6,987

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture; executive support, including the deputy minister’s office; and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	75,359	80,134

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 14 — AGRICULTURAL LAND COMMISSION

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	4,584	4,873

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies, programs, and compliance and enforcement activities that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 14 — AGRICULTURAL LAND COMMISSION	4,584	4,873

MINISTRY OF AGRICULTURE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	22,000	22,000
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)
	13,200	13,200

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,832	33,460
Operating Costs	15,905	16,151
Government Transfers	42,617	45,717
Other Expenses	27,224	27,314
Internal Recoveries	(9)	(9)
External Recoveries	(24,426)	(24,426)
TOTAL OPERATING EXPENSES	93,143	98,207

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2005 and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	52,574	57,274
OPERATING TRANSACTIONS
Revenue	17,900	17,900
Expense	(22,001)	(22,001)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	8,800	8,800
Net Revenue (Expense)	4,700	4,700
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	57,274	61,974

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to administer justice and provide legal advice to government, administer regulations for the liquor and cannabis industries, and ensure that the public has confidence in British Columbia’s gaming sector.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 15 — Ministry Operations	471,799	490,716
Vote 16 — Judiciary	79,254	80,984
Vote 17 — Crown Proceeding Act	24,500	24,500
Vote 18 — Independent Investigations Office	8,756	9,400
STATUTORY APPROPRIATIONS
Public Guardian and Trustee Operating Account Special Account	9,365	9,704
Less: Transfer from Ministry Operations Vote	(9,365)	(9,704)

OPERATING EXPENSES	584,309	605,600

CAPITAL EXPENDITURES [2]	5,562	6,036
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Justice Services	126,373	132,433	(3,302)	129,131
Prosecution Services	140,018	143,092	(1)	143,091
Court Services	112,653	118,717	(2,852)	115,865
Legal Services	26,462	28,398	(300)	28,098
Agencies, Boards, Commissions and Other Tribunals	25,022	45,382	(14,616)	30,766
Liquor and Cannabis Regulation	1	12,061	(12,060)	1
Gaming Policy and Enforcement	19,235	139,209	(119,772)	19,437
Executive and Support Services	22,035	24,329	(2)	24,327
Judiciary	79,254	80,984	—	80,984
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	8,756	9,402	(2)	9,400
Public Guardian and Trustee Operating Account Special Account	—	19,956	(19,956)	—

TOTAL OPERATING EXPENSES	584,309	778,463	(172,863)	605,600

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Agencies, Boards, Commissions and Other Tribunals	10	10	—	10
Executive and Support Services	4,619	5,093	—	5,093
Judiciary	570	570	—	570
Public Guardian and Trustee Operating Account Special Account	363	363	—	363

TOTAL	5,562	6,036	—	6,036

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 15 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards, Commissions and Other Tribunals; Liquor and Cannabis Regulation; Gaming Policy and Enforcement; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	126,373	129,131

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; Indigenous justice, public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, poverty law services, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the Professional Governance Act; the investigations of matters relating to the administration of the Correction Act and court services; services to locate individuals and assets; maintenance enforcement and services associated with inter-jurisdictional support court orders; information and alternative-to-court dispute resolution services for separating and divorcing parents and their children; preparation of Provincial and Supreme Court ordered parenting assessments and views of the child reports in Family Law Act matters; parenting after separation programs; provision of mediation services for Child, Family and Community Service Act child protection matters; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, the federal government, and parties external to government for activities described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	140,018	143,091

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act. Costs may also be recovered from ministries and the federal government for activities described within this sub-vote.

COURT SERVICES

Voted Appropriation
Court Services	112,653	115,865

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, juror support services, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from ministries for activities described within this sub-vote; from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice-related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with activities described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	26,462	28,098

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

AGENCIES, BOARDS, COMMISSIONS AND OTHER TRIBUNALS

Voted Appropriations
Agencies, Boards, Commissions and Other Tribunals	25,021	30,765
British Columbia Utilities Commission	1	1
	25,022	30,766

Voted Appropriations Description: This sub-vote provides for the costs of the British Columbia Ferry Commission and partial funding of the Public Guardian and Trustee Operating Account. This sub-vote also provides for the operation, administration, and support services of the following tribunals: British Columbia Civil Resolution Tribunal; British Columbia Human Rights Tribunal; British Columbia Review Board; British Columbia Utilities Commission; Building Code Appeal Board; Community Care and Assisted Living Appeal Board; Employment Standards Tribunal; Environmental Appeal Board; Financial Services Tribunal; Forest Appeals Commission; Health Professions Review Board; Hospital Appeal Board; Industry Training Appeal Board; Labour Relations Board; Mental Health Review Board; Oil and Gas Appeal Tribunal; Property Assessment Appeal Board; Safety Standards Appeal Board; and Surface Rights Board; including budgeting, expenditure management, human resources, information and systems management, performance management, appointments coordination, fees and expenses of appointees, and their governing legislation. Costs may be recovered from ministries, health authorities, regulated entities, Crown agencies, boards, commissions and other tribunals, other levels of government, parties external to government, public bodies, organizations, and individuals for activities described within this sub-vote.

LIQUOR AND CANNABIS REGULATION

Voted Appropriation
Liquor and Cannabis Regulation	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement of cannabis and liquor in support of the Liquor Control and Licensing Act and regulations, and the Cannabis Control and Licensing Act and regulations to establish and operate ongoing programs to reduce the incidence of underage consumption and increase public awareness about responsible consumption. Costs may be recovered from ministries, Crown agencies, licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for other activities described within this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,234	19,436
Distribution of Gaming Proceeds	1	1
	19,235	19,437

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. This sub-vote also provides for the activities of the cross-government Compliance and Enforcement Secretariat. Costs related to the Secretariat’s activities may be recovered from ministries and Crown agencies. Costs may be recovered from revenues paid into the General Fund of the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for activities described within this sub-vote. Costs may also be recovered from ministries for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	891	896
Corporate Services	21,144	23,431
	22,035	24,327

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; oversight of Crown corporations; and management services for the ministry and the Ministry of Public Safety and Solicitor General, including information and systems management and service planning. This sub-vote also provides for other initiatives sponsored by the Attorney General and the ministry. This sub-vote also provides for the development and implementation of a regulatory framework for cannabis, including cannabis distribution. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 15 — MINISTRY OPERATIONS	471,799	490,716

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 16 — JUDICIARY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	18,022	18,252
Provincial Courts	61,232	62,732
	79,254	80,984

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia. Costs may be recovered from ministries for activities described within this sub-vote.

VOTE 16 — JUDICIARY	79,254	80,984

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 17 — CROWN PROCEEDING ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 17 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 18 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	8,756	9,400

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which operates under the provisions of the Police Act. This office conducts investigations into all incidents where the actions of police may have caused serious injury or death to any person. This includes all on and off duty police who are members of the Royal Canadian Mounted Police in British Columbia, a municipal police force, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

VOTE 18 — INDEPENDENT INVESTIGATIONS OFFICE	8,756	9,400

MINISTRY OF ATTORNEY GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Public Guardian and Trustee Operating Account.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account
Less: Transfer from Ministry Operations Vote	9,365	9,704
	(9,365)	(9,704)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	460,020	482,798
Operating Costs	120,462	129,766
Government Transfers	226,879	229,520
Other Expenses	31,375	28,332
Internal Recoveries	(91,563)	(91,953)
External Recoveries	(162,864)	(172,863)
TOTAL OPERATING EXPENSES	584,309	605,600

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	19,246	19,766
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(28,738)	(29,661)
Internal and External Recoveries	19,373	19,957
Transfer from Ministry Operations Vote	9,365	9,704
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed[3]	883	883
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	19,766	20,286

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20

VOTED APPROPRIATION	1,792,455	2,064,727
Vote 19 — Ministry Operations

OPERATING EXPENSES	1,792,455	2,064,727

CAPITAL EXPENDITURES [2]	4,580	4,510
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Early Childhood Development and Child Care Services	443,724	665,809	(41,002)	624,807
Services for Children and Youth with Special Needs	361,468	398,954	(12,285)	386,669
Child and Youth Mental Health Services	98,925	110,171	(775)	109,396
Child Safety, Family Support and Children in Care Services	640,834	745,689	(63,012)	682,677
Adoption Services	31,699	34,754	(2)	34,752
Youth Justice Services	45,890	65,406	(17,985)	47,421
Service Delivery Support	151,474	160,101	(199)	159,902
Executive and Support Services	18,441	19,784	(681)	19,103

TOTAL OPERATING EXPENSES	1,792,455	2,200,668	(135,941)	2,064,727

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Service Delivery Support	4,580	4,510	—	4,510

TOTAL	4,580	4,510	—	4,510

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 19 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Early Childhood Development and Child Care Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY CHILDHOOD DEVELOPMENT AND CHILD CARE SERVICES

Voted Appropriation
Early Childhood Development and Child Care Services	443,724	624,807

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act; and provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	361,468	386,669

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	98,925	109,396

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	640,834	682,677

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act, the Community Care and Assisted Living Act, the Employment and Assistance Act, and the Infants Act. These include family supports; collaborative planning and decision-making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Indigenous children, youth, and families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

ADOPTION SERVICES

Voted Appropriation
Adoption Services	31,699	34,752

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	45,890	47,421

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	151,474	159,902

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include service delivery administration; policy development; integrated case management system; quality assurance; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations	861	990
Ministers’ Offices	17,580	18,113
Corporate Services	18,441	19,103

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the Minister of State for Child Care; program coordination and administration of services related to the Columbia River Treaty; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	1,792,455	2,064,727

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	388,093	406,240
Operating Costs	57,802	59,095
Government Transfers	1,482,243	1,710,606
Other Expenses	33,942	34,161
Internal Recoveries	(3,684)	(9,434)
External Recoveries	(165,941)	(135,941)
TOTAL OPERATING EXPENSES	1,792,455	2,064,727

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to enable cost-effective, accessible, and responsive service delivery to the public through multiple access points and provide efficient services to government.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 20 — Ministry Operations	532,664	551,640

OPERATING EXPENSES	532,664	551,640

CAPITAL EXPENDITURES [2]	313,056	417,240
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	500	500
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Services to Citizens and Businesses	27,983	45,000	(12,530)	32,470
Office of the Chief Information Officer	16,448	16,705	(2)	16,703
Information Communication Technologies	1,172	8,643	(7,440)	1,203
Procurement and Supply Services	3,273	55,400	(51,191)	4,209
Real Property	305,481	421,435	(105,862)	315,573
Enterprise Services	136,787	161,866	(22,963)	138,903
Corporate Information and Records Management Office	21,563	23,561	(1,293)	22,268
Executive and Support Services	19,957	20,346	(35)	20,311

TOTAL OPERATING EXPENSES	532,664	752,956	(201,316)	551,640

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Office of the Chief Information Officer	93,100	113,550	—	113,550
Procurement and Supply Services	158	260	—	260
Real Property	163,971	251,286	(36,656)	214,630
Enterprise Services	55,493	51,792	—	51,792
Executive and Support Services	334	352	—	352

TOTAL	313,056	417,240	(36,656)	380,584

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Real Property	500	2,000	(1,500)	500
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	500	2,000	(1,500)	500

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 20 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Information Communication Technologies, Procurement and Supply Services, Real Property, Enterprise Services, Corporate Information and Records Management Office, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	27,160	31,633
BC Online	822	836
BC Registry Services	1	1
	27,983	32,470

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including over-the-counter, telephone, and online; and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, identity and credential management, and business registry services for citizens and the business community. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	16,448	16,703

Voted Appropriation Description: This sub-vote provides for strategic planning and technology governance and direction for government. This includes the development of strategy, standards, enterprise architecture, policies, and programs to support government information management/information technology initiatives; review and prioritization of government information management/information technology initiatives and investments; and the promotion and integration of information management/information technology to improve citizen-centred service delivery. This sub-vote also includes services, advice, and support to government in relation to digital services and the transformation of information management/information technology and business processes, and funding may be provided to other organizations to support these initiatives. This sub-vote includes the province’s suite of corporate data services, which includes advice, technology, support, planning, and capacity building for data-driven policy, initiatives, and programming across government and among key external partners. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

INFORMATION COMMUNICATION TECHNOLOGIES

Voted Appropriation
Information Communication Technologies	1,172	1,203

Voted Appropriation Description:         This sub-vote provides leadership and expertise for the planning, sourcing, policies, and strategies for telecommunications infrastructure across all levels of government, agencies, organizations, private sector partners, and other jurisdictions on behalf of the province. This includes the planning, development, funding, and coordination of programs, initiatives, and investments related to the access to, and expansion of, internet connectivity, cellular services, and other telecommunication services throughout British Columbia, including rural, remote, and Indigenous communities. In addition, the sub-vote provides for the development of the province’s position on telecommunications policy and regulations, and cross-ministry sponsorship for response actions in a catastrophic emergency event. Project funding may be supplemented by other levels of government, the private sector, and other parties. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

PROCUREMENT AND SUPPLY SERVICES

Voted Appropriation
Procurement and Supply Services	3,273	4,209

Voted Appropriation Description: This sub-vote provides for procurement and supply services as outlined under the Procurement Services Act, including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and intellectual property services to ministries and certain external customers. This sub-vote also provides for procurement transformation and advisory services to government ministries as well as support to a portfolio of strategic contracts and other complex, high-value service contracts across government and, as applicable, broader public sector entities. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	305,481	315,573

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, accommodation, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, construction, development, environmental, and technical services. Activities may include the acquisition of land on behalf of government, disposal of or making available land, and provision of services to public agencies in relation to land, as set out in the Public Agency Accommodation Act. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, public agencies, and other public or private sector organizations or other parties for activities described within this sub-vote.

ENTERPRISE SERVICES

Voted Appropriation
Enterprise Services	136,787	138,903

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support and governance; programs in support of digital government and project coordination services related to information technology; corporate business application management; and information technology infrastructure, including network services, device services, security policy and operations, voice and data communications, application hosting, data services, and technical stewardship and standards. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and activities described within this sub-vote.

CORPORATE INFORMATION AND RECORDS MANAGEMENT OFFICE

Voted Appropriation
Corporate Information and Records Management Office	21,563	22,268

Voted Appropriation Description: This sub-vote provides for advising government on information management, including information access, information security, records management, and privacy protection. It also provides for strategic corporate information management governance and the general operations of the Corporate Information and Records Management Office, including the administration of the Freedom of Information and Protection of Privacy Act, the Personal Information Protection Act, the Information Management Act, and related standards, policies, and operational tools. This may also include the development of new legislation, executive direction of all legislation for the ministry, and administrative tools to support government’s strategic initiatives in information management. This sub-vote also provides for government’s information management, including records management services, privacy protection, and information access services to government and government organizations; as well as activities to assure compliance with legislation, standards, policies, programs, and practices; and leading continuous improvement in government’s information management practices. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	688	690
Corporate Services	19,269	19,621
	19,957	20,311

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Citizens’ Services and for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, information technology, information management, and facility and security management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	532,664	551,640

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	146,030	158,715
Operating Costs	641,488	646,585
Government Transfers	500	4,076
Other Expenses	114,872	120,216
Internal Recoveries	(174,021)	(176,636)
External Recoveries	(196,205)	(201,316)
TOTAL OPERATING EXPENSES	532,664	551,640

MINISTRY OF CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2018/19	2019/20

REAL PROPERTY

STRATEGIC REAL ESTATE SERVICES — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	4,000	2,000
Receipts	(3,500)	(1,500)
Net Cash Requirement (Source)	500	500

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks to achieve the vision of capable young people thriving in a rapidly changing world.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2018/19[1]	2019/20

VOTED APPROPRIATION
Vote 21 — Ministry Operations	6,302,620	6,529,945

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	30,001	30,001
Teachers Act Special Account	8,130	8,952
OPERATING EXPENSES	6,340,751	6,568,898
CAPITAL EXPENDITURES [2]	828	179
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF EDUCATION

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Public Schools	5,754,473	5,987,100	(17,000)	5,970,100
Independent Schools	426,300	436,669	(200)	436,469
Transfers to Other Partners	76,307	82,233	(5,756)	76,477
Executive and Support Services	45,540	54,597	(7,698)	46,899
British Columbia Training and Education Savings Program Special Account	30,001	30,001	—	30,001
Teachers Act Special Account	8,130	8,952	—	8,952
TOTAL OPERATING EXPENSES	6,340,751	6,599,552	(30,654)	6,568,898

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Core Business
Executive and Support Services	828	179	—	179
TOTAL	828	179	—	179

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 21 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Public Schools, Independent Schools, Transfers to Other Partners, and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriation
Public Schools	5,754,473	5,970,100

Voted Appropriation Description: This sub-vote provides for funding to support public schools, including support for K-12 education, early learning, the Official Languages in Education Protocol, and funding to address class organization in public schools. Costs may be recovered from ministries, boards of education, and the federal government for activities described within this sub-vote.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	426,300	436,469

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools and the federal government for activities described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	76,307	76,477

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, the public library system, early learning and literacy, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	710	712
Education and Corporate Services	44,830	46,187
	45,540	46,899

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and for corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, private organizations, and the general public for activities described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	6,302,620	6,529,945

MINISTRY OF EDUCATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	30,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	8,130	8,952

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,378	32,346
Operating Costs	38,561	39,781
Government Transfers	6,300,947	6,526,913
Other Expenses	1,165	1,158
Internal Recoveries	(646)	(646)
External Recoveries	(30,654)	(30,654)
TOTAL OPERATING EXPENSES	6,340,751	6,568,898

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2006. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	464,251	475,277
OPERATING TRANSACTIONS
Revenue	7,492	11,174
Expense	(30,001)	(30,001)
Net Revenue (Expense)	(22,509)	(18,827)
Difference Between 2018/19 Estimates and Projected Actual Net Revenue (Expense)	(13,589)
Transfer from (to) the General Fund	47,124	47,660
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	475,277	504,110

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account under the Teachers Act in 2012. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, the School Act, and the Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	4,226	2,550
OPERATING TRANSACTIONS
Revenue	6,454	6,454
Expense	(8,130)	(8,952)
Net Revenue (Expense)	(1,676)	(2,498)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,550	52

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate thriving, safe, environmentally responsible, and competitive natural gas, oil, energy, and mining sectors for the benefit of British Columbians and effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 22 — Ministry Operations	58,015	177,038

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	2,305	3,243

OPERATING EXPENSES	60,320	180,281
CAPITAL EXPENDITURES [2]	245	198
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Mines Competitiveness and Authorizations	17,504	22,138	(3,043)	19,095
Mines Health, Safety and Enforcement	5,390	7,729	(2)	7,727
Electricity and Alternative Energy	4,235	117,348	(2)	117,346
Oil and Gas	16,784	16,865	(2)	16,863
Strategic and Indigenous Affairs	3,051	3,102	(2)	3,100
Implementation Initiatives	1,030	1,052	(2)	1,050
Executive and Support Services	10,021	11,863	(6)	11,857
Innovative Clean Energy Fund Special Account	2,305	3,245	(2)	3,243

TOTAL OPERATING EXPENSES	60,320	183,342	(3,061)	180,281

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	245	198	—	198

TOTAL	245	198	—	198

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	46,800	(46,800)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	46,800	(46,800)	—

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 22 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Mines Competitiveness and Authorizations; Mines Health, Safety and Enforcement; Electricity and Alternative Energy; Oil and Gas; Strategic and Indigenous Affairs; Implementation Initiatives; and Executive and Support Services.

MINES COMPETITIVENESS AND AUTHORIZATIONS

Voted Appropriation
Mines Competitiveness and Authorizations	17,504	19,095

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral, coal, and aggregate resources through developing and delivering geoscience databases and surveys; profiling British Columbia’s mineral and coal opportunities; providing secure mineral and coal tenure systems; delivering a fair, effective, and transparent regulatory process; developing and implementing policies and legislation to attract investment in British Columbia; developing strategies and actions to continuously enhance provincial competitiveness; collecting fees and securities associated with permits and tenures; advising government agencies on mineral and coal resources and their potential; and engaging and collaborating with Indigenous communities, stakeholders, local and federal governments, and the public. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINES HEALTH, SAFETY AND ENFORCEMENT

Voted Appropriation
Mines Health, Safety and Enforcement	5,390	7,727

Voted Appropriation Description: This sub-vote provides for oversight of the mining sector, including health and safety on all mineral, coal, and aggregate mine sites during exploration, development, production, and reclamation; performing independent compliance auditing and effectiveness monitoring for continuous improvements to regulatory oversight; undertaking investigations and enforcement; providing data-driven process and policy to support robust compliance and enforcement; engaging with Indigenous communities in relation to mining oversight; and providing for a standing Code Review Committee to ensure labour, Indigenous communities, and industry are involved in developing British Columbia’s mine safety standards. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	4,235	117,346

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution, and marketing; regional electricity trading and electricity system reliability and coordination, including the Columbia River Treaty; province-wide energy conservation and efficiency measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also includes regulatory initiatives to reduce the carbon intensity of transportation fuels and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, the British Columbia Utilities Commission; ministers’ governance role in respect of Crown corporations; private sector and community investment in new electricity and alternative energy resources; and strategic policy development for clean, renewable energy producers. Costs may be recovered from ministries, including activities related to the Columbia River Treaty, Columbia Basin Trust, and Columbia Power Corporation; Crown agencies; other levels of government; and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

OIL AND GAS

Voted Appropriation
Oil and Gas	16,784	16,863

Voted Appropriation Description: This sub-vote provides for the management of the province’s oil and gas resources, including issuing and administrating Crown petroleum and natural gas subsurface rights; facilitating infrastructure development that contributes to lowering carbon intensity, improves access to oil and gas resources and market opportunities, and supports sustainable growth of the industry; undertaking economic, market, engineering, environmental, volume, and pricing analysis to develop and implement policies and programs, including the province’s royalty regime; identifying, stimulating, and facilitating development and market opportunities; developing provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and engaging in external relations and providing information to the public. This sub-vote also provides for negotiating and implementing agreements with other governments, First Nations, and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic, and financial aspects of oil and gas development. This sub-vote allows for the provision of assistance and advice to the oil and gas industries on issuance, administration, and management of tenures and underground storage rights; maintains tenure registries and collects fees associated with the subsurface tenures; ensures compliance with provincial tenure legislation and regulations; and receives funds to support Surface Rights Board orders relating to private land by oil and gas companies. This sub-vote also provides for the development of the province’s liquefied natural gas industry and other industries that add value to British Columbia’s oil and gas resources to strengthen and further diversify the provincial economy, including engagement with proponents, joint venture and investment interests, and liquefied natural gas and value-added gas importing countries; development and maintenance of the overarching strategic framework for ministries and Crown agencies on policies, programs, and decisions supporting the liquefied natural gas industry; project implementation; and the development of a value-added oil and gas industry. This sub-vote also provides for support for engagement on cross-jurisdictional issues relating to liquefied natural gas and value-added oil and gas, including financial and economic analysis, and relationship building with stakeholders and participation in relevant conferences and forums. This sub-vote also provides for work related to natural gas taxation, power supply pricing, and transmission infrastructure requirements in relation to the oil and gas sector. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

STRATEGIC AND INDIGENOUS AFFAIRS

Voted Appropriation
Strategic and Indigenous Affairs	3,051	3,100

Voted Appropriation Description: This sub-vote provides for leadership and support in areas of strategic and cross-ministry policy, Indigenous relations, intergovernmental relations, environmental stewardship initiatives, business review and planning, the legislative and legal affairs of the ministry, and liaising on Indigenous policy with the Oil and Gas Commission and the British Columbia Hydro and Power Authority. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

IMPLEMENTATION INITIATIVES

Voted Appropriation
Implementation Initiatives	1,030	1,050

Voted Appropriation Description: This sub-vote provides for facilitating the development and implementation of interprovincial oil pipelines and related infrastructure projects that benefit British Columbia through liaising with oil transmission pipeline proponents; providing the central point of contact on proposed interprovincial oil transmission pipelines to British Columbia’s coast; and supporting the province in federal regulatory tribunals. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	574	576
Corporate Services	9,447	11,281
	10,021	11,857

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy, Mines and Petroleum Resources; executive support, including the deputy minister’s office; and coordination of legislation. This sub-vote also provides for corporate services and corporate business innovation, including legislation; internal communications; correspondence; records management; and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, and strategic human resources; information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	58,015	177,038

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	2,305	3,243

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	37,371	41,884
Operating Costs	23,110	27,661
Government Transfers	1,578	112,078
Other Expenses	1,437	1,729
Internal Recoveries	(9)	(10)
External Recoveries	(3,167)	(3,061)
TOTAL OPERATING EXPENSES	60,320	180,281

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act or any amount received for payment into the special account. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Special Accounts Appropriation and Control Act, including administration of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	10,352	8,620
OPERATING TRANSACTIONS
Revenue	5,000	5,500
Expense	(2,308)	(3,246)
Internal and External Recoveries	3	3
Net Revenue (Expense)	2,695	2,257
Difference Between 2018/19 Estimates and Projected Actual Net Revenue (Expense)	(4,427)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	8,620	10,877

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2018/19	2019/20

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees, levies, and taxes assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	41,400	46,800
Receipts	(41,400)	(46,800)
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

The mission of the Ministry of Environment and Climate Change Strategy is to provide leadership in ensuring our natural legacy for future generations and to support positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 23 — Ministry Operations	134,005	192,734
Vote 24 — Environmental Assessment Office	11,902	14,531

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	9,800	9,800
Sustainable Environment Fund Special Account	23,635	25,929

OPERATING EXPENSES	179,342	242,994

CAPITAL EXPENDITURES [2]	27,549	23,237
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	10,000	10,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Environmental Protection	11,801	13,514	(200)	13,314
Environmental Sustainability	23,972	28,074	(3,502)	24,572
BC Parks	40,478	41,801	(234)	41,567
Conservation Officer Service	18,207	18,415	(121)	18,294
Climate Action	15,600	14,932	(83)	14,849
CleanBC Program for Industry	—	55,354	(2)	55,352
Executive and Support Services	23,947	24,788	(2)	24,786
Environmental Assessment Office	11,902	15,432	(901)	14,531
Park Enhancement Fund Special Account	9,800	10,300	(500)	9,800
Sustainable Environment Fund Special Account	23,635	25,929	—	25,929

TOTAL OPERATING EXPENSES	179,342	248,539	(5,545)	242,994

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Core Business
Executive and Support Services	27,149	22,837	—	22,837
Park Enhancement Fund Special Account	400	400	—	400

TOTAL	27,549	23,237	—	23,237

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Climate Action	10,000	10,000	—	10,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	10,000	10,000	—	10,000

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 23 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Environmental Protection, Environmental Sustainability, BC Parks, Conservation Officer Service, Climate Action, CleanBC Program for Industry, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	11,801	13,314

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things through programs, including administering the Sustainable Environment Fund Act; setting emission and discharge standards, monitoring and reporting on ambient air and water quality, reducing and removing contaminating toxins and waste, managing pesticide use, responding to high-risk environmental emergencies, and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	23,972	24,572

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the conservation and management of biodiversity, fish and wildlife species and their habitats, and the province’s surface and ground water, watershed management, source and ground water protection, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting and leading research, science, and threat abatement programs to support conservation, management, and protection of all natural resource values, such as the aquatic invasive species defence program; supporting and leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and promoting indigenous communities, public and stakeholder awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards, and coordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry-related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection, and management of the environment. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	40,478	41,567

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas through programs and the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	18,207	18,294

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment; enforcing environmental standards for natural resources management for government; enforcing revenue policies; combating natural resources crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; the management of predator/livestock issues; and enforcing rules governing the use of forest service recreation sites, trails, and fire bans. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	15,600	14,849

Voted Appropriation Description: This sub-vote provides support for activities required to meet the province’s climate action targets under the Climate Change Accountability Act, along with British Columbia’s climate policies, the requirements under the Greenhouse Gas Industrial Reporting and Control Act, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; the management and delivery of cross-government initiatives; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, and the procurement of carbon offsets. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

CLEANBC PROGRAM FOR INDUSTRY

Voted Appropriation
CleanBC Program for Industry	—	55,352

Voted Appropriation Description: This sub-vote provides funding for administration and implementation of a program that improves the competitiveness of large industrial emitters operating within British Columbia, supports projects that reduce greenhouse gas emissions from large industrial emitters, and provides incentives for large industrial emitters to reduce emissions to meet low emission benchmarks. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	628	631
Corporate Services	23,319	24,155
	23,947	24,786

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment and Climate Change Strategy; executive support, including the deputy minister’s office; corporate administration; corporate business innovation, including strategic planning, systems planning, business review and planning, corporate policy development, coordination of legislation and intergovernmental relations, program evaluation, and economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of the environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	134,005	192,734

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 24 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	11,902	14,531

Voted Appropriation Description: This sub-vote provides for the administration and continuous improvement of an objective, publicly accessible, and neutrally administered process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage, and health effects of major project proposals in British Columbia; identifies means for preventing or reducing adverse effects; and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office promotes sustainability and supports reconciliation with Indigenous peoples in British Columbia. The Environmental Assessment Office also facilitates public participation in environmental assessments and coordinates assessments with other governments, including Indigenous nations, and with other provincial ministries and agencies. Where projects have proceeded successfully through the process, the Environmental Assessment Office leads compliance and effectiveness monitoring and management, often in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

VOTE 24 — ENVIRONMENTAL ASSESSMENT OFFICE	11,902	14,531

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	9,800	9,800

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	23,635	25,929

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	98,339	104,891
Operating Costs	67,641	70,058
Government Transfers	9,707	60,571
Other Expenses	34,989	41,105
Internal Recoveries	(25,791)	(28,086)
External Recoveries	(5,543)	(5,545)
TOTAL OPERATING EXPENSES	179,342	242,994

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act in 2008. It provides for enhanced management, facilities, and services benefiting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; from the sale of BC Parks license plates; as donations, bequests, and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	8,194	7,894
OPERATING TRANSACTIONS
Revenue	9,900	9,900
Expense	(10,300)	(10,300)
Internal and External Recoveries	500	500
Net Revenue (Expense)	100	100

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	7,894	7,594

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water; and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, the Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, and licences; contributions from the federal government; other organizations; and individuals. Expenses represent transfers to the Ministry of Environment and Climate Change Strategy for administration; the development of policies, legislation, regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; enforcement; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	17,223	17,688
OPERATING TRANSACTIONS
Revenue	24,100	24,100
Expense	(23,635)	(25,929)
Net Revenue (Expense)	465	(1,829)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	17,688	15,859

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2018/19	2019/20

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	10,000	10,000
Receipts	—	—
Net Cash Requirement (Source)	10,000	10,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to be trusted partners delivering responsible, consistent, and valued financial and fiscal services, leadership, and advice; provide human resource leadership and services that contribute to better business performance of ministries and government as a whole; plan, coordinate, and deliver communications programs, policies, research, and services for ministries and certain public bodies; enhance access to government services and information for citizens; and directly engage with citizens on issues and decisions made by government.

MINISTRY SUMMARY

($000)

Estimates	Estimates
2018/19 [1]	2019/20

VOTED APPROPRIATIONS
Vote 25 — Ministry Operations	172,581	265,327
Vote 26 — Government Communications and Public Engagement	35,384	37,805
Vote 27 — BC Public Service Agency	56,268	56,545
Vote 28 — Benefits and Other Employment Costs	1	1

STATUTORY APPROPRIATIONS
Housing Priority Initiatives Special Account	283,225	488,771
Insurance and Risk Management Account Special Account	4,493	4,562
Long Term Disability Fund Special Account	66,750	68,789
Less: Transfer from Ministry Operations Vote	(39,619)	(44,005)
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	579,093	877,805

CAPITAL EXPENDITURES [2]	654	557
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	175,017	263,910
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FINANCE

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Treasury Board Staff	7,026	7,075	(2)	7,073
Office of the Comptroller General	21,266	21,911	(209)	21,702
Treasury	1	35,493	(35,492)	1
Revenue Division	90,545	245,931	(66,823)	179,108
Policy and Legislation	6,283	35,740	(28,046)	7,694
Public Sector Employers’ Council Secretariat	16,839	16,873	(21)	16,852
Crown Agencies and Board Resourcing Office	855	1,558	(2)	1,556
Executive and Support Services	29,766	31,343	(2)	31,341
Government Communications	27,030	29,411	(261)	29,150
Government Digital Experience	8,354	8,657	(2)	8,655
BC Public Service Agency	56,268	58,085	(1,540)	56,545
Benefits and Other Employment Costs	1	79,373	(79,372)	1
Housing Priority Initiatives Special Account	283,225	488,771	—	488,771
Insurance and Risk Management Account Special Account	4,493	6,983	(2,421)	4,562
Long Term Disability Fund Special Account	27,131	32,523	(7,739)	24,784
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	579,093	1,099,737	(221,932)	877,805

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	644	547	—	547
BC Public Service Agency	10	10	—	10

TOTAL	654	557	—	557

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	175,017	474,510	(210,600)	263,910
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	175,017	474,510	(210,600)	263,910

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	—	1,356,550	(1,356,550)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,356,550	(1,356,550)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 25 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Crown Agencies and Board Resourcing Office, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	7,026	7,073

Voted Appropriation Description: This sub-vote provides for advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; and fiscal arrangements with the federal government and other levels of government. This sub-vote also provides for the development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	18,848	19,259
Internal Audit and Advisory Services	2,418	2,443
	21,266	21,702

Voted Appropriations Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting, and continuous improvement. This sub-vote also provides for investigations; management advisory services; preparation of the Public Accounts, financial statements, and management reports; financial compliance monitoring and reporting; and payment diversion. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. This sub-vote provides for the operation of Internal Audit and Advisory Services. Services include internal audit and management advisory services pertaining to the economy, efficiency, and effectiveness of government operations; financial and management controls; performance management, accountability, and risk management; and reviews requested by Treasury Board. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Central Deposit Program, the Consolidated Revenue Fund, and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

REVENUE DIVISION

Voted Appropriation
Revenue Division	90,545	179,108

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of revenue statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	4,874	6,093
Financial Institutions Commission	1,408	1,600
Office of the Superintendent of Real Estate	1	1
	6,283	7,694

Voted Appropriations Description: This sub-vote provides for the legislative frameworks for the corporate and personal property registries, as well as the regulation of financial services, capital markets, occupational pension plans, real estate services, and societies. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations; for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government; and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for transfers to Crown corporations and agencies for which the Ministry of Finance becomes responsible. This sub-vote also provides for operation and related administrative costs of the Office of the Superintendent of Real Estate, the Financial Institutions Commission, and the Credit Union Deposit Insurance Corporation. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,839	16,852

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes government’s financial contributions to employers’ associations established under the Public Sector Employers Act. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for activities described within this sub-vote. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

CROWN AGENCIES AND BOARD RESOURCING OFFICE

Voted Appropriation
Crown Agencies and Board Resourcing Office	855	1,556

Voted Appropriation Description: This sub-vote provides for the Crown Agencies and Board Resourcing Office which provides leadership and delivery of public sector board governance training; recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions; oversight and advice of public sector governance and accountability framework across all public sector organizations, including establishing and/or implementing policies or guidelines; and overseeing the delivery of performance planning and reporting for ministries and crown agencies. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	730	735
Corporate Services	29,036	30,606
	29,766	31,341

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; the Gender Equity Office; the Parliamentary Secretary for Gender Equity; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, business planning, information and systems management, and records services. Corporate services are provided to the BC Public Service Agency, Government Communications and Public Engagement, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 25 — MINISTRY OPERATIONS	172,581	265,327

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

VOTE 26 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Government Communications and Government Digital Experience.

GOVERNMENT COMMUNICATIONS

Voted Appropriation
Government Communications	27,030	29,150

Voted Appropriation Description: This sub-vote provides for planning, coordination, and delivery of communications programs, policies, research, and services for ministries and certain public bodies. This sub-vote is also responsible for the operation of the Confidence and Supply Agreement Secretariat. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

GOVERNMENT DIGITAL EXPERIENCE

Voted Appropriation
Government Digital Experience	8,354	8,655

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; service design; and citizen engagement activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote

VOTE 26 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	35,384	37,805

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

VOTE 27 — BC PUBLIC SERVICE AGENCY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	22,144	22,168
Service Operations	15,181	15,309
Talent Management	12,434	12,514
Employee Relations	4,214	4,243
Corporate Services	2,295	2,311
	56,268	56,545

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, development, diversity, inclusiveness, recognition and engagement programs, succession management, hiring, and other human resource related programs. This sub-vote also provides for a full range of labour relations and employment services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits and Other Employment Costs Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 27 — BC PUBLIC SERVICE AGENCY	56,268	56,545

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

VOTE 28 — BENEFITS AND OTHER EMPLOYMENT COSTS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Benefits and Other Employment Costs.

BENEFITS AND OTHER EMPLOYMENT COSTS

Voted Appropriations
Pension Contribution and Retirement Benefits	342,102	340,680
Employer Health Tax	—	48,160
Employee Health Benefits	121,414	110,300
Long Term Disability	38,719	43,005
Other Benefits	5,341	6,436
Benefits Administration	7,808	9,581
Recoveries	(515,383)	(558,161)
	1	1

Voted Appropriations Description: This sub-vote provides for services and payment of costs related to employment-related benefits, including pension, retirement, employer contributions to Canada Pension Plan and Employment Insurance, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the payment of the employer health tax. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 28 — BENEFITS AND OTHER EMPLOYMENT COSTS	1	1

MINISTRY OF FINANCE

STATUTORY DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Priority Initiatives, Insurance and Risk Management Account, Long Term Disability Fund, and Provincial Home Acquisition Wind Up.

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

Statutory Appropriation
Housing Priority Initiatives special account	283,225	488,771

Statutory Appropriation Description: This statutory appropriation provides for the Housing Priority Initiatives special account which is governed under the Special Accounts Appropriation and Control Act.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,493	4,562

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

Statutory Appropriation
Long Term Disability Fund special account	66,750	68,789
Less: Transfer from Ministry Operations Vote	(39,619)	(44,005)
	27,131	24,784

Statutory Appropriation Description: This statutory appropriation provides for the Long Term Disability Fund special account which is governed under the Public Service Benefit Plan Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	816,616	876,209
Operating Costs	169,796	177,726
Government Transfers	304,760	559,505
Other Expenses	134,407	137,030
Internal Recoveries	(609,816)	(650,733)
External Recoveries	(236,670)	(221,932)
TOTAL OPERATING EXPENSES	579,093	877,805

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective July 28, 2016, for the purposes of supporting housing, rental, and shelter programs as set out under the Act. Expenses include acquisition, construction, maintenance, renovation, support payments, and administrative costs; revenue and recoveries include transfers, receipts, and interest allocated; receipts include repayment of loans issued and interest paid on those loans; and disbursements include loans issued, support payments, and payments in respect of loan guarantees.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	76,687	76,687
OPERATING TRANSACTIONS
Revenue	283,225	488,771
Expense	(283,225)	(488,771)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	76,687	76,687

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to or for participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with or for participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with or for participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	535,427	554,954
OPERATING TRANSACTIONS
Revenue	23,773	23,773
Expense	(54,980)	(55,049)
Internal and External Recoveries	50,487	50,487
Net Revenue (Expense)	19,280	19,211
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	247	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	554,954	574,165

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

This account was established under the Public Service Benefit Plan Act effective April 1, 2017, for the purpose of continuing the operations of the Long Term Disability Plan. Revenues and recoveries include premiums paid into the special account by participating employers and interest amounts credited to the special account balance as prescribed by regulation. Expenses of the special account include benefit payments, expenses relating to changes in the actuarial estimate of plan liabilities, and plan administrative costs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	660,960	673,487
OPERATING TRANSACTIONS
Revenue	38,170	39,658
Expense	(73,375)	(76,775)
Internal and External Recoveries	6,625	7,986
Transfer from Ministry Operations Vote	39,619	44,005
Net Revenue (Expense)	11,039	14,874
Difference Between 2018/19 Estimates and Projected Actual Net Revenue (Expense)	1,488
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	673,487	688,361

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	15,469	15,464
OPERATING TRANSACTIONS
Revenue	5	5
Expense	(10)	(10)
Net Revenue (Expense)	(5)	(5)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	15,464	15,459

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2018/19	2019/20

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	3,000
Receipts	(14,500)	(14,500)
Net Cash Requirement (Source)	(11,500)	(11,500)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Families with Children Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	145,000	240,000
Receipts	(70,000)	(77,000)
Net Cash Requirement (Source)	75,000	163,000

LOCAL GOVERNMENT ACT — Disbursements are made to Improvement Districts by the province to purchase capital assets and are charged interest and an administration fee. The minister may authorize that the amount required to be collected from property owners benefiting from the use of the assets, including interest and administration fees, be levied over a number of years and in the manner that the minister considers appropriate. Receipts represent repayments of outstanding principal recovered by rural property tax levy. Interest and fee revenues recovered by the levy are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	1,500	1,500
Receipts	(1,498)	(1,600)
Net Cash Requirement (Source)	2	(100)

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	15	10
Receipts	(3,500)	(2,500)
Net Cash Requirement (Source)	(3,485)	(2,490)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	230,000
Receipts	(115,000)	(115,000)
Net Cash Requirement (Source)	115,000	115,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2018/19	2019/20

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	19,000	20,000
Receipts	(19,000)	(20,000)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	476,000	479,000
Receipts	(476,000)	(479,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes based upon an estimate of the annual band tobacco tax collected as per a formula set out in the Consolidated Cowichan Tribes Tobacco Tax Collection Agreement. A commission is deducted to compensate the province for administrative costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	3,550
Receipts	(3,000)	(3,550)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	65,000	76,000
Receipts	(65,000)	(76,000)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	353,800	390,000
Receipts	(353,800)	(390,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	388,000	388,000
Receipts	(388,000)	(388,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE

OPERATIONS AND RURAL DEVELOPMENT

The mission of the Ministry of Forests, Lands, Natural Resource Operations and Rural Development is to deliver policy and programs to provide economic, cultural, environmental, and social benefits for all British Columbians. Our work supports a sustainable economy in all parts of the province and provides a foundation for true and lasting reconciliation with Indigenous people.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 29 — Ministry Operations	473,396	508,192
Vote 30 — Fire Management	63,986	101,122

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	196,723	213,462
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	734,125	822,796

CAPITAL EXPENDITURES [2]	74,414	81,396
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	103,948	115,905
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Integrated Resource Operations	36,084	38,855	(1,900)	36,955
Resource Stewardship	101,676	162,569	(57,794)	104,775
Office of the Chief Forester	17,084	38,106	(17,125)	20,981
Rural Development, Lands and Innovation	55,968	55,514	(752)	54,762
Timber Operations, Pricing and First Nations	13,634	27,951	(10,002)	17,949
Fire Preparedness	35,553	46,490	(37)	46,453
Regional Operations	139,278	154,701	(5,213)	149,488
Executive and Support Services	74,119	77,259	(430)	76,829
Fire Management	63,986	113,393	(12,271)	101,122
BC Timber Sales Account Special Account	196,723	213,464	(2)	213,462
Crown Land Special Account	20	17,574	(17,554)	20
Forest Stand Management Fund Special Account	—	1,530	(1,530)	—

TOTAL OPERATING EXPENSES	734,125	947,406	(124,610)	822,796

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Core Business
Executive and Support Services	28,599	32,182	—	32,182
Fire Management	525	525	—	525
BC Timber Sales Account Special Account	45,290	48,689	—	48,689

TOTAL	74,414	81,396	—	81,396

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Rural Development, Lands and Innovation	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	96,966	108,923	—	108,923
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	103,948	115,905	—	115,905

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,500	(6,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,500	(6,500)	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

VOTE 29 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Integrated Resource Operations; Resource Stewardship; Office of the Chief Forester; Rural Development, Lands and Innovation; Timber Operations, Pricing and First Nations; Fire Preparedness; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	36,084	36,955

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including compliance and enforcement of provincial and First Nation laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; resort development; recreation sites and trails; archaeological permitting and site registry and management; and heritage property management and conservation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	101,676	104,775

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat; land-based investment; silviculture/ecosystem stewardship; forest health; climate change adaptation and mitigation; monitoring the effectiveness of resource values; and land and marine use planning. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife, and habitat; ocean policy; water rental remissions; river forecasts; water use regulation, planning, and licensing; and safety, including dams and dikes. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

OFFICE OF THE CHIEF FORESTER

Voted Appropriation
Office of the Chief Forester	17,084	20,981

Voted Appropriation Description: This sub-vote provides for forest management activities, including timber supply planning and allowable annual cut determinations; tree improvement; land-based research program; growth and yield; forest carbon; forest genetics; forest inventory; climate change adaptation and mitigation; forest carbon initiative; and integrated investment planning silviculture, forest health, and forest management legislation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

RURAL DEVELOPMENT, LANDS AND INNOVATION

Voted Appropriation
Rural Development, Lands and Innovation	55,968	54,762

Voted Appropriation Description: This sub-vote provides for activities that promote forest industry competitiveness and innovation, as well as tenure policy and administration; Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; compensation; research and development related to wood products and processes; coordination of socio-economic recovery from wildfire and other provincial disasters, including community engagement and recovery plans and actions; the delivery of rural development programs and services; rural economic development; and community transition services for significant economic disruptions, such as major job losses. Costs may be recovered from fees received from log exports, special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

TIMBER OPERATIONS, PRICING AND FIRST NATIONS

Voted Appropriation
Timber Operations, Pricing and First Nations	13,634	17,949

Voted Appropriation Description: This sub-vote provides for pricing activities, including establishing policies and administering the province’s timber measurement, pricing, revenue forecasting and billing systems; forest tenure policy and administration; Forest Act related compensation; log export policy; forest industry competition policy and tenure transfer competition analysis; forest sector economic analysis, investor support, and forestry intelligence; resource worker safety; forest service road and bridge construction, maintenance, and infrastructure; resource road policy and legislation; management of British Columbia’s participation in Softwood Lumber trade litigation and negotiations; developing First Nations related policy and procedures to meet legal obligations and enhance First Nations participation in the natural resource economy; and developing policy and guidance to meet ministry commitment to reconciliation with First Nations. Costs may be recovered from fees received from log exports, special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

FIRE PREPAREDNESS

Voted Appropriation
Fire Preparedness	35,553	46,453

Voted Appropriation Description: The sub-vote provides for fire preparedness activities, including fire prevention, fire operations, strategic initiatives, corporate wildfire services, wildfire risk and litigation, research and innovation, partnerships and innovation, and community engagement. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described in this sub-vote.

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	139,278	149,488

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection, and other operational activities in relation to forests, lands, fish and wildlife, invasive species, rangeland, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, land use initiatives, and for the operation of regional offices that provide client assistance with access to natural resource authorizations. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	797	809
Corporate Services	73,322	76,020
	74,119	76,829

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Forests, Lands, Natural Resource Operations and Rural Development; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; and revenue collection. Corporate services are also provided to other natural resource ministries. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	473,396	508,192

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

VOTE 30 — FIRE MANAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Fire Management.

FIRE MANAGEMENT

Voted Appropriation
Fire Management	63,986	101,122

Voted Appropriation Description: This sub-vote provides for authorized expenditures under the Wildfire Act, including direct fire control, abatement of public safety risks as a result of fire control, abatement of public safety risks on Crown land as a result of fire, rehabilitation of land damaged by fire control, rehabilitation of Crown land damaged by fire, abatement of fire hazard risks on Crown land, compensation to the owner of private land and any tenant of private land for damage caused to the private land by the government in carrying out the fire control, and fire prevention and fire preparedness. Costs may be recovered from special accounts, ministries, Crown corporations, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 30 — FIRE MANAGEMENT	63,986	101,122

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

STATUTORY DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	196,723	213,462

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	341,593	377,441
Operating Costs	337,256	385,807
Government Transfers	51,574	69,220
Other Expenses	157,617	172,140
Internal Recoveries	(49,800)	(57,202)
External Recoveries	(104,115)	(124,610)
TOTAL OPERATING EXPENSES	734,125	822,796

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS1

($000)

Estimates 2018/19	Estimates 2019/20

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees), and the proceeds from the sale of hard or soft assets incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; the costs associated with BC Timber Sales disposition agreements entered into under the Forest Act; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	471,850	471,920
OPERATING TRANSACTIONS
Revenue	345,880	366,080
Expense	(217,826)	(241,965)
Internal and External Recoveries	21,103	28,503
Net Revenue (Expense)	149,157	152,618

Difference Between 2018/19 Estimates and Projected Actual Net Revenue (Expense)	3,117

Transfer from (to) the General Fund	(125,000)	(150,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(96,966)	(108,923)
Capital Expenditures	(45,290)	(48,689)
Net Cash Source (Requirement)	(142,256)	(157,612)
Difference Between 2018/19 Estimates and Projected Actual Net Cash Source (Requirement)	7,364	—
Working Capital Adjustments and Other Spending Authority Committed[3]	107,688	122,280
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	471,920	439,206

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS1

($000)

Estimates 2018/19	Estimates 2019/20

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, was changed to a special account under the Special Appropriations Act in 1982, and provisions were modified under the Special Accounts Appropriation and Control Act in 1988. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	135,929	144,817
Less: Cost of Development	(1,279)	(2,771)
	134,650	142,046
Expense	(20)	(20)
Net Revenue (Expense)	134,630	142,026

FREE CROWN GRANTS AND NOMINAL RENT TENURES[3]
Expense:[4]
– Ministry of Advanced Education, Skills and Training	(1)	(1)
– Ministry of Attorney General	(1)	(1)
– Ministry of Education	(1)	(1,301)
– Ministry of Environment and Climate Change Strategy	(1)	(1)
– Ministry of Forests, Lands, Natural Resource Operations and Rural Development	(240)	(1)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Trade and Technology	(1)	(1)
– Ministry of Municipal Affairs and Housing	(1,000)	(2,259)
– Ministry of Social Development and Poverty Reduction	(1)	(313)
– Ministry of Transportation and Infrastructure	(1)	(832)
– Renewal of Nominal Rent Tenures	(7,664)	(12,842)
– Contingency	(1)	(1)
Total Expense	(8,913)	(17,554)
Internal and External Recoveries	8,913	17,554
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(134,630)	(142,026)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	50,000	50,000

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3 Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

4 The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2019/20 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS1

($000)

Estimates 2018/19	Estimates 2019/20

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies and costs related to the sustainable development, and promotion of safe and responsible use of provincial off-road vehicle trail networks. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, stumpage levies, and registration fees for off-road vehicles.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	12,534	12,534
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,574)	(1,530)
Internal and External Recoveries	1,574	1,530
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	12,534	12,534

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates 2018/19	Estimates 2019/20

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

RURAL DEVELOPMENT, LANDS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates 2018/19	Estimates 2019/20

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licences collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,500	6,500
Receipts	(6,500)	(6,500)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 31 — Ministry Operations	19,606,964	20,698,339

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	19,754,214	20,845,589

CAPITAL EXPENDITURES [2]	1,432	1,051
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF HEALTH

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Health Programs	19,493,787	21,095,424	(513,349)	20,582,075
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	260,427	275,070	(11,556)	263,514
Health Special Account	147,250	147,250	—	147,250
TOTAL OPERATING EXPENSES	19,754,214	21,370,494	(524,905)	20,845,589

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	1,432	1,051	—	1,051
TOTAL	1,432	1,051	—	1,051

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

VOTE 31 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	13,378,879	14,215,526
Medical Services Plan	4,796,331	4,969,810
PharmaCare	1,272,400	1,349,592
Health Benefits Operations	46,177	47,147
	19,493,787	20,582,075

Voted Appropriations Description: This sub-vote provides for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Costs may be recovered from the federal government under the Home and Community Care and Mental Health and Addictions funding agreement. Costs may also be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	774	785
Stewardship and Corporate Services	259,653	262,729
	260,427	263,514

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health and for the Parliamentary Secretary for Seniors. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; administration, registration, record maintenance, certification, statistical analysis, and reporting births, deaths, and marriages occurring in the province through Vital Statistics; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 31 — MINISTRY OPERATIONS	19,606,964	20,698,339

MINISTRY OF HEALTH

STATUTORY DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	117,386	120,568
Operating Costs	190,755	207,410
Government Transfers	19,968,227	21,051,073
Other Expenses	150,008	150,008
Internal Recoveries	(170,685)	(158,565)
External Recoveries	(501,477)	(524,905)
TOTAL OPERATING EXPENSES	19,754,214	20,845,589

MINISTRY OF HEALTH

SPECIAL ACCOUNTS1

($000)

Estimates 2018/19	Estimates 2019/20

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	—	—

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

The mission of the Ministry of Indigenous Relations and Reconciliation is to lead the Province of British Columbia in efforts towards true, lasting reconciliation with Indigenous peoples in British Columbia. A key component of reconciliation involves enhancing relationships and respecting how communities choose to define themselves. The ministry works towards reconciliation with First Nations, Métis, and Inuit people in British Columbia through treaties, agreements, partnerships, and other reconciliation initiatives such as support for culture and language revitalization, economic initiatives, community development, and capacity building.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	43,914	48,163
Vote 33 — Treaty and Other Agreements Funding	46,438	49,729

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	1,900	2,000
First Nations Clean Energy Business Fund Special Account	7,264	7,889

OPERATING EXPENSES	99,516	107,781
CAPITAL EXPENDITURES [2]	3,901	3,901
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Negotiations and Regional Operations Division	12,812	13,496	(58)	13,438
Strategic Partnerships and Initiatives Division	21,906	23,779	(402)	23,377
Reconciliation Transformation and Strategies Division	1,709	1,954	(2)	1,952
Executive and Support Services	7,487	9,398	(2)	9,396
Treaty and Other Agreements Funding	46,438	311,648	(261,919)	49,729
First Citizens Fund Special Account	1,900	2,000	—	2,000
First Nations Clean Energy Business Fund Special Account	7,264	7,891	(2)	7,889

TOTAL OPERATING EXPENSES	99,516	370,166	(262,385)	107,781

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	3,901	3,901	—	3,901

TOTAL	3,901	3,901	—	3,901

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 32 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Negotiations and Regional Operations Division, Strategic Partnerships and Initiatives Division, Reconciliation Transformation and Strategies Division, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS DIVISION

Voted Appropriation
Negotiations and Regional Operations Division	12,812	13,438

Voted Appropriation Description:  This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, revenue-sharing agreements, reconciliation agreements and other agreements with First Nations, Indigenous peoples and organizations, and the federal government. It also provides for the negotiation of agreements with the federal government to cost share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of engagements with First Nations and Indigenous peoples, including development of government-to-government resource management protocols, cross-government coordination of First Nations and Indigenous peoples consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also provides for the operation of Victoria-based and regional offices that execute negotiations, implementation, operations, and relationship management approaches. Regional offices support agencies across government at the regional level to coordinate engagements with First Nations and Indigenous peoples, including providing day-to-day advice on relationships with First Nations and Indigenous peoples, negotiation mandate development, negotiation leadership and support, and implementation to ensure that provincial government obligations are met. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

STRATEGIC PARTNERSHIPS AND INITIATIVES DIVISION

Voted Appropriation
Strategic Partnerships and Initiatives Division	21,906	23,377

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s approach to reconciliation with First Nations and Indigenous peoples through negotiations both inside and outside the treaty process considered strategically important to furthering the socio-cultural and socio-economic priorities of government, including revenue sharing and shared decision making, supporting Indigenous self-government, and by liaising with key Indigenous business groups and organizations. This sub-vote also supports community support and emergency management; provides for implementation of agreements with the federal government to cost share treaties and other arrangements with First Nations; provides for all activities supporting the closing and bringing into effect of agreements with First Nations, including the development of legislation, the closing and implementation of agreements under the British Columbia Treaty Commission process, and the transfer of Crown land; supports other agencies across government to implement treaties and other agreements and ensure provincial obligations within the treaty and other agreements are addressed; and facilitates engagement and negotiation among First Nations, Indigenous communities and organizations, provincial ministries, and key stakeholders with the aim of accommodating First Nation and Indigenous interests and promoting collaboration and coordination on Indigenous issues across sectors and orders of government. This sub-vote also provides for initiatives to close the socio-economic gaps between Indigenous peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Indigenous peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in fiscal and socio-cultural/socio-economic policy development, relationship building, cultural initiatives, community development and innovation, support to Indigenous leadership and advisory bodies, and for administration of the First Citizens Fund, the First Nations Clean Energy Business Fund special account, and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

RECONCILIATION TRANSFORMATION AND STRATEGIES DIVISION

Voted Appropriation
Reconciliation Transformation and Strategies Division	1,709	1,952

Voted Appropriation Description: This sub-vote works across government to guide the adoption of the United Nations Declaration on the Rights of Indigenous Peoples, the Truth and Reconciliation of Canada’s Calls to Action, and the Tsilhqot’in Supreme Court decision, identifying and pursuing key cross-ministry and cross-government linkages to support alignment and collaboration, including the development of education, tools, and resources for the public service and external engagement approaches. This sub-vote provides for the engagement processes towards, and the development of, the government’s new reconciliation vision and to lead the necessary transformation associated with this vision, including policy, program, and legislative priorities. This sub-vote also supports the development of treaty and non-treaty-related policy, including governance mandates; collaboration with the federal government; and provides leadership for Indigenous inclusion and increased capacity and competency particularly in regards to economic development. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	682	684
Corporate Services	6,805	8,712
	7,487	9,396

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Indigenous Relations and Reconciliation; executive support, including the deputy minister’s office; and corporate administration. This sub-vote also funds the ministry’s planning efforts, including strategic, service, and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	43,914	48,163

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 33 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriations
Treaty and Other Agreements Funding	3,387	3,688
Non Treaty Funding	43,051	46,041
	46,438	49,729

Voted Appropriations Description: This sub-vote provides for transfers to First Nations, Indigenous peoples and organizations, and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements, including as a result of the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act. Costs may be recovered from revenue received from stumpage, petroleum, natural gas, and minerals extraction or other sources. Costs may also be recovered from ministries, other entities within government, and parties external to government for transfers described within this sub-vote.

VOTE 33 — TREATY AND OTHER AGREEMENTS FUNDING	46,438	49,729

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation

First Citizens Fund	1,900	2,000

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation

First Nations Clean Energy Business Fund special account	7,264	7,889

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	23,398	26,125
Operating Costs	8,666	10,010
Government Transfers	125,525	331,612
Other Expenses	2,397	2,575
Internal Recoveries	(506)	(156)
External Recoveries	(59,964)	(262,385)
TOTAL OPERATING EXPENSES	99,516	107,781

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $66.5 million which is not permitted to be spent. The account promotes the economic, educational, and cultural well-being of Indigenous peoples who are normally residents of British Columbia by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities, including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	279	279
OPERATING TRANSACTIONS
Revenue	1,900	2,000
Expense	(1,900)	(2,000)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	279	279

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	10,801	10,370
OPERATING TRANSACTIONS
Revenue	7,264	7,889
Expense	(7,267)	(7,892)
Internal and External Recoveries	3	3
Net Revenue (Expense)	—	—
Difference Between 2018/19 Estimates and Projected Actual Net Revenue (Expense)	(431)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	10,370	10,370

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

The mission of the Ministry of Jobs, Trade and Technology incorporates key lines of government services to grow British Columbia’s economy for the benefit of all residents and communities. The ministry’s work includes establishing British Columbia as a preferred location for new and emerging technologies, supporting programs related to economic growth and job creation, providing integrated trade and investment programs to help increase exports for British Columbia businesses, supporting innovation and strategic investments across the province, and developing British Columbia’s national and international trade relations.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 34 — Ministry Operations	96,671	96,933

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	97,171	97,433

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
International Trade	28,450	28,678	(4)	28,674
Small Business, Jobs and Workforce	22,300	28,089	(5,298)	22,791
Investment, Innovation and Technology	9,701	9,051	(3)	9,048
Transfers to Crown Corporations and Agencies	27,640	27,640	—	27,640
Executive and Support Services	8,580	8,783	(3)	8,780
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	97,171	102,741	(5,308)	97,433

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL	1	1	—	1

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 34 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: International Trade; Small Business, Jobs and Workforce; Investment, Innovation and Technology; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

INTERNATIONAL TRADE

Voted Appropriations
International Trade and Trade Policy	26,287	26,469
International Strategy and Research	2,163	2,205
	28,450	28,674

Voted Appropriations Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives, offices, and agencies; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; programming to assist British Columbia companies to conduct international business; and partnerships with public and private sector organizations to achieve trade and investment objectives. This sub-vote also provides for the management of British Columbia’s participation in domestic and international trade agreements and initiatives; the facilitation of trade and investment through resolution of trade disputes; the promotion of business development opportunities provided by trade agreements; and the provision of strategic advice with respect to the province’s trade obligations. This sub-vote provides for the development of research and analysis to support effective international market and sector strategies that will benefit all regions of the province. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

SMALL BUSINESS, JOBS AND WORKFORCE

Voted Appropriations
Small Business and Jobs	8,010	8,383
Workforce and Immigration	14,290	14,408
	22,300	22,791

Voted Appropriations Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to small business and regulatory reform in British Columbia, the British Columbia Provincial Nominee Program, Immigration and Refugee Programs, and the Workforce Development Initiatives; and operational, programming, and research activities related to small business, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia. This sub-vote also provides operational, programming, and research activities related to small business; the operation of the Small Business Roundtable; the provision of strategic direction to the province regarding addressing barriers to citizens and businesses, advancing economic development, increasing productivity and competitiveness, and streamlining access to government services; the development and implementation of comprehensive economic strategies, initiatives, provincial plans, and policies and legislation; and the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs related to the British Columbia Provincial Nominee Program may be recovered from fees. Costs may also be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

INVESTMENT, INNOVATION AND TECHNOLOGY

Voted Appropriations
Innovation and Technology	5,316	5,374
Economic Sectors Engagement	4,385	3,674
	9,701	9,048

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; providing strategic direction to remove barriers to innovation and commercialization; and providing financial support for projects, programs, initiatives, and trusts that support academic excellence. This sub-vote also provides for the delivery of regional and provincial economic development programs and services to foster economic growth and job creation; the development and delivery of geographic market strategies and sector strategies, including acting as lead and working with Forestry Innovation Investment Ltd. and Innovate BC; coordination of investment programming and working with investors to facilitate investment in British Columbia, including working with stakeholders to identify barriers impeding investment projects and working to overcome them; and support for the operations of the Indigenous Business Investment Council and Emerging Economy Task Force. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Forestry Innovation Investment Ltd	19,550	19,550
Innovate BC	8,090	8,090
	27,640	27,640

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including Forestry Innovation Investment Ltd. and Innovate BC.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	990	1,001
Corporate Services	7,590	7,779
	8,580	8,780

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Trade and Technology and the Minister of State for Trade, and for the Parliamentary Secretary for Technology. This sub-vote also provides for executive direction of the Ministry of Jobs, Trade and Technology and administrative services for the operating programs of the Ministry of Jobs, Trade and Technology; the Ministry of Labour; the Ministry of Municipal Affairs and Housing; the Ministry of Tourism, Arts and Culture; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems. This sub-vote also provides for the delivery of investment capital and venture capital programming by administering tax credits under the Small Business Venture Capital Act and the Employee Investment Act, and by acting as the lead and working with the BC Immigrant Investment Fund Ltd. and the B.C. Renaissance Capital Fund Ltd. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 34 — MINISTRY OPERATIONS	96,671	96,933

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	39,111	40,032
Operating Costs	25,260	24,600
Government Transfers	44,202	44,202
Other Expenses	637	637
Internal Recoveries	(6,730)	(6,730)
External Recoveries	(5,309)	(5,308)
TOTAL OPERATING EXPENSES	97,171	97,433

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	883	958
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	958	1,033

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to promote fair, healthy, and safe labour and employment relationships in support of a strong, sustainable, and inclusive economy and to ensure provincial employment standards reflect the needs of British Columbians.

MINISTRY SUMMARY

($000)

Estimates	Estimates
2018/19[1]	2019/20

VOTED APPROPRIATION
Vote 35 — Ministry Operations	12,638	16,449
OPERATING EXPENSES	12,638	16,449
CAPITAL EXPENDITURES [2]	3	55
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF LABOUR

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Programs	11,106	46,210	(31,300)	14,910
Executive and Support Services	1,532	1,894	(355)	1,539
TOTAL OPERATING EXPENSES	12,638	48,104	(31,655)	16,449

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Labour Programs	3	55	—	55
TOTAL	3	55	—	55

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 35 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Labour Programs and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	8,745	13,04
WorkSafeBC Funded Services	1	1
Labour Policy and Legislation	2,360	1,868
	11,106	14,910

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations through the administration of the Workers Compensation Act, the Employment Standards Act, the Temporary Foreign Worker Protection Act, the Labour Relations Code and the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and other employment and labour relations initiatives. This sub-vote also provides for legislative and policy support for activities described within this sub-vote. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the accident fund established pursuant to the Workers Compensation Act. Costs may also be recovered from ministries, Crown corporations and agencies, and parties external to government for other activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	589	591
Corporate Services	943	948
	1,532	1,539

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour. This sub-vote also provides for executive direction of the Ministry of Labour; and administrative services for the operating programs of the Ministry of Labour, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Trade and Technology and the Ministry of Municipal Affairs and Housing. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 35 — MINISTRY OPERATIONS	12,638	16,449

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	34,196	37,217
Operating Costs	9,437	10,343
Government Transfers	50	68
Other Expenses	481	481
Internal Recoveries	(5)	(5)
External Recoveries	(31,521)	(31,655)
TOTAL OPERATING EXPENSES	12,638	16,449

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

The mission of the Ministry of Mental Health and Addictions is to help ensure the province’s mental health and addictions services are effective and responsive.

MINISTRY SUMMARY

($000)

Estimates	Estimates
2018/19[1]	2019/20

VOTED APPROPRIATION
Vote 36 — Ministry Operations	9,983	10,067
OPERATING EXPENSES	9,983	10,067
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Policy Development, Research, Monitoring and Evaluation	7,803	7,879	—	7,879
Executive and Support Services	2,180	2,188	—	2,188
TOTAL OPERATING EXPENSES	9,983	10,067	—	10,067

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Core Business
Executive and Support Services	1	1	—	1
TOTAL	1	1	—	1

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 36 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Policy Development, Research, Monitoring and Evaluation and Executive and Support Services.

POLICY DEVELOPMENT, RESEARCH, MONITORING AND EVALUATION

Voted Appropriation
Policy Development, Research, Monitoring and Evaluation	7,803	7,879

Voted Appropriation Description: This sub-vote provides for policy development, research, program monitoring and evaluation, partnerships with other organizations, and other activities related to mental health and addictions services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	641	643
Corporate Services	1,539	1,545
	2,180	2,188

Voted Appropriations Description:                     This sub-vote provides for the office of the Minister of Mental Health and Addictions and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for finance, strategic human resources, information management services and systems, and information and privacy.

VOTE 36 — MINISTRY OPERATIONS	9,983	10,067

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,570	8,654
Operating Costs	1,392	1,392
Other Expenses	21	21
TOTAL OPERATING EXPENSES	9,983	10,067

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

The mission of the Ministry of Municipal Affairs and Housing is to provide British Columbians with liveable environments by helping local governments and residents build sustainable, well-governed communities, and to provide leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners, and enabling a range of market and non-market housing choices.

MINISTRY SUMMARY

($000)

Estimates	Estimates
2018/19[1]	2019/20

VOTED APPROPRIATIONS
Vote 37 — Ministry Operations	196,910	318,559
Vote 38 — Housing	453,988	486,365

STATUTORY APPROPRIATIONS
Housing Endowment Fund Special Account	12,884	12,884
University Endowment Lands Administration Account Special Account	10,442	10,495
OPERATING EXPENSES	674,224	828,303
CAPITAL EXPENDITURES [2]	945	402
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	186,970	310,169	(1,911)	308,258
Community and Legislative Services	3,062	144,496	(141,325)	3,171
Executive and Support Services	6,878	7,133	(3)	7,130
Housing	453,988	486,367	(2)	486,365
Housing Endowment Fund Special Account	12,884	12,884	—	12,884
University Endowment Lands Administration Account Special Account	10,442	10,495	—	10,495
TOTAL OPERATING EXPENSES	674,224	971,544	(143,241)	828,303

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Core Business
Executive and Support Services	945	402	—	402
TOTAL	945	402	—	402

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 37 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Local Government, Community and Legislative Services, and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	181,373	302,661
University Endowment Lands	5,597	5,597
	186,970	308,258

Voted Appropriations Description:                     This sub-vote provides for the administration of core local government legislation, including the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and related organizations; development and administration of policy, legislation, and regulations; and the management and delivery of cross-government initiatives. These activities may involve consultation with other ministries; agencies; governments, including local governments; First Nations; and external stakeholders. This sub-vote also provides for the operation of the University Endowment Lands. Costs may be recovered from special accounts, ministries, organizations within the government reporting entity, other organizations through agreements, and local and federal governments for activities described within this sub-vote.

COMMUNITY AND LEGISLATIVE SERVICES

Voted Appropriations
Community and Legislative Services	921	961
Community Gaming Grants	1,576	1,636
Assessment Services	1	1
Assessment Policy and Support	564	573
	3,062	3,171

Voted Appropriations Description:                     This sub-vote provides for the administration of the South Coast British Columbia Transportation Authority Act, the Assessment Act, the Assessment Authority Act, and Part 6 of the Gaming Control Act, as well as the distribution of gaming proceeds through community gaming grants; and for the operation of the Property Assessment Review Panels, including the fees and expenses of appointees to the Panels. Costs may be recovered from ministries, the British Columbia Assessment Authority, the British Columbia Lottery Corporation, other organizations through agreements, and local and federal governments for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	573	575
Corporate Services	6,305	6,555
	6,878	7,130

Voted Appropriations Description:                    This sub-vote provides for the office of the Minister of Municipal Affairs and Housing and for the Parliamentary Secretary for TransLink. This sub-vote also provides for executive direction of the Ministry of Jobs, Trade and Technology; the Ministry of Labour; the Ministry of Municipal Affairs and Housing; the Ministry of Tourism, Arts and Culture; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems; and support for ministry programs and initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 37 — MINISTRY OPERATIONS	196,910	318,559

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 38 — HOUSING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Housing.

HOUSING

Voted Appropriations
Housing	440,594	471,793
Building and Safety Policy	1,779	2,643
Residential Tenancy	11,615	11,929
	453,988	486,365

Voted Appropriations Description:                     This sub-vote provides for housing policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote is also responsible for the operation of the Housing Working Group Secretariat in support of the Housing Working Group. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Commercial Tenancy Act, the Rent Distress Act, the British Columbia Fire Code under the Fire Services Act, and the Building Act and concurrent authority for buildings and other structures under the Community Charter. Transfers are provided to British Columbia Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options, and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 38 — HOUSING	453,988	486,365

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Endowment Fund and University Endowment Lands Administration Account.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,884	12,884

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	10,442	10,495

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,802	34,034
Operating Costs	14,880	15,028
Government Transfers	870,033	922,567
Other Expenses	10,662	10,715
Internal Recoveries	(10,747)	(10,800)
External Recoveries	(242,406)	(143,241)
TOTAL OPERATING EXPENSES	674,224	828,303

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	94,467	94,467
OPERATING TRANSACTIONS
Revenue	12,884	12,884
Expense	(12,884)	(12,884)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	94,467	94,467

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act in 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	31,430	29,630
OPERATING TRANSACTIONS
Revenue	10,442	10,495
Expense	(10,442)	(10,495)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Difference Between 2018/19 Estimates and Projected Actual Net Cash Source (Requirement)	(1,800)	—
Working Capital Adjustments and Other Spending Authority Committed[3]	—	45
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	29,630	29,675

NOTES

1  A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2  The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3  The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to deliver public safety services and programs and to lead the development and coordination of an effective emergency management system for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 39 — Ministry Operations	753,567	770,889
Vote 40 — Emergency Program Act	14,728	14,819

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	1,496	11
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	784,576	800,504

CAPITAL EXPENDITURES [2]	13,554	12,059
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2  A listing of estimated capital expenditures by ministry is presented in Schedule C.

3  A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4  A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Corrections	244,206	254,693	(4,045)	250,648
Policing and Security	393,515	428,506	(30,503)	398,003
Victim Services and Crime Prevention	48,873	51,669	(300)	51,369
BC Coroners Service	16,410	16,669	(2)	16,667
RoadSafetyBC	13,355	20,243	(4,051)	16,192
Emergency Management BC	17,321	28,007	(10,490)	17,517
Executive and Support Services	19,887	20,495	(2)	20,493
Emergency Program Act	14,728	14,820	(1)	14,819
Civil Forfeiture Account Special Account	1,496	7,516	(7,505)	11
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	784,576	857,403	(56,899)	800,504

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	13,554	12,059	—	12,059
TOTAL	13,554	12,059	—	12,059

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 39 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Corrections, Policing and Security, Victim Services and Crime Prevention, BC Coroners Service, RoadSafetyBC, Emergency Management BC, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	244,206	250,648

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of governments, and other parties both internal and external to government for activities described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	393,515	398,003

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province; management of contract policing; the development and administration of policy and legislation regarding cannabis, including stakeholder consultation and public engagement; and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	48,873	51,369

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs, from ministries for special public safety initiatives, and from other levels of government for activities described within this sub-vote.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	16,410	16,667

Voted Appropriation Description: This sub-vote provides for the operation of the BC Coroners Service and the administration of the Coroners Act, including investigating unnatural, sudden, and unexpected deaths; investigating and reviewing children’s deaths; identifying, and publicly reporting on relevant facts about, deceased persons; advancing recommendations aimed at the prevention of death; holding inquests and Death Review Panels; and reporting on issues affecting public health and safety. Costs may be recovered from ministries, Crown agencies, and other levels of government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	13,355	16,192

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policies, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia’s decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver-related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for activities described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	17,321	17,517

Voted Appropriation Description: This sub-vote provides for program costs related to provincial emergency management planning and preparedness, emergency management policy development, disaster risk reduction, and disaster mitigation activities. Mitigation activities include: flood, fire, and other hazards and disasters, assurance of critical infrastructure, promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to emergencies. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and assists major fire investigations and the response to major wildland urban interface fire emergencies. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	795	801
Corporate Services	19,092	19,692
	19,887	20,493

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General; executive direction of the ministry, including the Deputy Solicitor General’s office and the Deputy Minister of Emergency Management BC’s office; the Parliamentary Secretary for Emergency Preparedness; general services to support program delivery; policy development; and management services for the ministry, including oversight of delegated consumer protection agencies, and the Ministry of Attorney General, including financial administration, facilities management, organizational development, and service planning sponsored by the Minister of Public Safety and Solicitor General. Costs may be recovered for costs associated with consumer restitution. Costs may also be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 39 — MINISTRY OPERATIONS	753,567	770,889

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 40 — EMERGENCY PROGRAM ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,728	14,819

Voted Appropriation Description: This sub-vote provides for operations and operational support described in the Emergency Program Act, including preparedness, response to and recovery from emergencies and disasters, and for hazard mitigation initiatives. This sub-vote allows for statutory appropriation under the Emergency Program Act. Costs may be recovered from ministries, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 40 — EMERGENCY PROGRAM ACT	14,728	14,819

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	1,496	11

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	258,828	268,073
Operating Costs	60,721	60,792
Government Transfers	516,830	526,889
Other Expenses	19,339	19,339
Internal Recoveries	(17,687)	(17,690)
External Recoveries	(53,455)	(56,899)
TOTAL OPERATING EXPENSES	784,576	800,504

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the Act is to suppress unlawful activities by removing the associated economic incentive and to fund crime prevention, crime remediation, and victim compensation initiatives. The account is established to receive the liquidated value of forfeited assets and to distribute the net revenue in the form of grants. The net revenue represents the excess of recoveries over expenses in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	1,801	305
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(8,997)	(7,516)
Internal and External Recoveries	7,501	7,505
Net Revenue (Expense)	(1,496)	(11)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	305	294

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscelaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,927	3,056
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,056	3,185

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,435	2,435
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,435	2,435

NOTES

1  A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	32,558	31,054
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	31,054	29,550

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

The mission of the Ministry of Social Development and Poverty Reduction is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to services to help them achieve their goals.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 41 — Ministry Operations	3,363,727	3,571,597
OPERATING EXPENSES	3,363,727	3,571,597
CAPITAL EXPENDITURES [2]	1,549	5,709
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Income Assistance	2,318,986	2,472,038	(12,400)	2,459,638
Employment	29,029	350,478	(321,309)	29,169
Community Living Services	1,001,261	1,068,016	(1)	1,068,015
Employment and Assistance Appeal Tribunal	1,800	1,828	—	1,828
Executive and Support Services	12,651	12,987	(40)	12,947
TOTAL OPERATING EXPENSES	3,363,727	3,905,347	(333,750)	3,571,597

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	1,549	5,709	—	5,709
TOTAL	1,549	5,709	—	5,709

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

VOTE 41 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	146,503	155,736
Temporary Assistance	391,372	424,610
Disability Assistance	1,415,890	1,499,651
Supplementary Assistance	365,221	379,641
	2,318,986	2,459,638

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from the Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments of assistance described within this sub-vote. Costs may also be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	29,028	29,168
Labour Market Development Agreement	1	1
	29,029	29,169

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries, other levels of government, and parties external to government under cost-sharing agreements for activities described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	1,001,261	1,068,015

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act. Costs may be recovered from other levels of government under cost-sharing agreements for activities described within this sub-vote.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,800	1,828

Voted Appropriation Description: This sub-vote provides for the operation and administration of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for activities described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates 2018/19	Estimates 2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	609	611
Corporate Services	12,042	12,336
	12,651	12,947

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Poverty Reduction, for executive direction of the ministry and administrative services for the operating programs of the ministry, and for the Parliamentary Secretary for Poverty Reduction. This includes strategic and business planning, financial administration and budget management, strategic human resource management, asset and risk management, and facilities. This sub-vote provides for strategic planning, including research and development of a province-wide poverty reduction strategy and associated initiatives. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	3,363,727	3,571,597

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	143,656	150,284
Operating Costs	69,479	72,689
Government Transfers	3,495,098	3,691,667
Other Expenses	20,592	20,592
Internal Recoveries	(29,885)	(29,885)
External Recoveries	(335,213)	(333,750)
TOTAL OPERATING EXPENSES	3,363,727	3,571,597

MINISTRY OF TOURISM, ARTS AND CULTURE

The mission of the Ministry of Tourism, Arts and Culture is to promote growth in tourism, and integrate it with the vibrant arts, culture, and sport sectors in British Columbia for the benefit of residents, visitors, and investors. The ministry’s work supports welcoming, inclusive communities that value multiculturalism and broad opportunities for participation in sports, cultural activities, and the arts.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 42 — Ministry Operations	140,681	160,544
STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200
OPERATING EXPENSES	144,381	164,244
CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TOURISM, ARTS AND CULTURE

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Sport	21,391	22,078	(626)	21,452
Tourism, Arts and Culture	32,974	56,118	(4,802)	51,316
Creative Sector and Multiculturalism	5,844	5,933	(3)	5,930
Transfers to Crown Corporations and Agencies	79,281	80,650	—	80,650
Executive and Support Services	1,191	1,198	(2)	1,196
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200	—	1,200
TOTAL OPERATING EXPENSES	144,381	169,677	(5,433)	164,244

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1	1	—	1
TOTAL	1	1	—	1

MINISTRY OF TOURISM, ARTS AND CULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 42 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Sport; Tourism, Arts and Culture; Creative Sector and Multiculturalism; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

SPORT

Voted Appropriation
Sport	21,391	21,452

Voted Appropriation Description: This sub-vote provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, and the administration of the Physical Fitness and Amateur Sports Fund. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

TOURISM, ARTS AND CULTURE

Voted Appropriations
Tourism	1,680	14,784
Arts and Culture	31,294	36,532
	32,974	51,316

Voted Appropriations Description: This sub-vote provides for the strategy, development, and implementation of provincial plans, policies, programs, and legislation related to tourism and/or the tourism industry in British Columbia; and support to the Minister’s Tourism Engagement Council. This sub-vote also provides for arts and cultural policy and programs, administration and delivery of government programs under the Arts Council Act, and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. This sub-vote also provides for the Office of the Athletic Commissioner. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

CREATIVE SECTOR AND MULTICULTURALISM

Voted Appropriations
Creative Sector	3,568	3,599
Multiculturalism	2,276	2,331
	5,844	5,930

Voted Appropriations Description: This sub-vote provides for the promotion of British Columbia’s creative economy and industries. This sub-vote also provides for the support of policy development, research, and the administration and delivery of multiculturalism and anti-racism programs and services. Programs and services include branch operations, public education, community engagement, intercultural interaction, racism and hate prevention, addressing systemic barriers, and building community responsiveness. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	9,286	9,455
Destination BC Corp	51,518	52,621
Knowledge Network Corporation	6,611	6,708
Royal British Columbia Museum	11,866	11,866
	79,281	80,650

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Pavilion Corporation, Destination BC Corp., Knowledge Network Corporation, and Royal British Columbia Museum.

MINISTRY OF TOURISM, ARTS AND CULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	542	544
Corporate Services	649	652
	1,191	1,196

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Tourism, Arts and Culture and for the Parliamentary Secretary for Sport and Multiculturalism. This sub-vote also provides for executive direction of the Ministry of Tourism, Arts and Culture; and administrative services for the operating programs of the Ministry of Tourism, Arts and Culture, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Trade and Technology and the Ministry of Municipal Affairs and Housing. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	140,681	160,544

MINISTRY OF TOURISM, ARTS AND CULTURE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Arts and Culture Endowment and Physical Fitness and Amateur Sports Fund.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,200	1,200

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,187	8,162
Operating Costs	1,408	1,525
Government Transfers	136,654	159,975
Other Expenses	21	21
Internal Recoveries	(6)	(6)
External Recoveries	(883)	(5,433)
TOTAL OPERATING EXPENSES	144,381	164,244

MINISTRY OF TOURISM, ARTS AND CULTURE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2008. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	6,875	7,475
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	7,475	8,075

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS AND CULTURE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2018/19	2019/20

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $42.5 million which is not permitted to be spent. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	660	660
OPERATING TRANSACTIONS
Revenue	1,200	1,200
Expense	(1,200)	(1,200)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	660	660

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2018/19 is based on the 2017/18 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATION
Vote 43 — Ministry Operations	890,092	925,616
OPERATING EXPENSES	890,092	925,616

CAPITAL EXPENDITURES [2]	3,436	2,885
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2  A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	11,687	1,482,660	(1,465,673)	16,987
Public Transportation	338,730	1,304,204	(955,883)	348,321
Highway Operations	526,584	677,844	(133,676)	544,168
Commercial Transportation Regulation	1,580	4,185	(977)	3,208
Executive and Support Services	11,511	16,469	(3,537)	12,932
TOTAL OPERATING EXPENSES	890,092	3,485,362	(2,559,746)	925,616

		Capital	Receipts and
CAPITAL EXPENDITURES	Net	Expenditures	P3 Liabilities	Net

Core Business
Highway Operations	3,436	2,885	—	2,885
TOTAL	3,436	2,885	—	2,885

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 43 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,863	7,984
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	8,000	8,095
Enhancing Economic Development	822	906
	11,687	16,987

Voted Appropriations Description:     This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, and Enhancing Economic Development. Major activities include transportation and corporate policy, cross-government initiatives, service planning and performance measurement, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and land and property acquisition for provincial transportation assets and infrastructure; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act and other tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation infrastructure initiatives. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	117,615	121,206
Coastal Ferry Services	221,115	227,115
	338,730	348,321

Voted Appropriations Description:     This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services, including costs incurred for providing public passenger and transportation services in, and between, various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	491,842	506,433
Commercial Vehicle Safety and Enforcement	24,112	27,085
Inland Ferries	10,630	10,650
	526,584	544,168

Voted Appropriations Description:     This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the development, administration, and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, passenger transportation services and operations; payments for maintenance of highways, roads, bridge structures, ferries, and tunnels; payments for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals and related infrastructure; and transfers to other parties such as local governments. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

COMMERCIAL TRANSPORTATION REGULATION

	Estimates	Estimates
	2018/19	2019/20
Voted Appropriations
Container Trucking Commissioner	1	1
Passenger Transportation Board	492	575
Passenger Transportation Branch	1,087	2,632
	1,580	3,208

Voted Appropriations Description:     This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch and for costs associated with the administration of the Container Trucking Act and the Passenger Transportation Act. The Container Trucking Commissioner issues, audits, and enforces container trucking licences and oversees key drayage industry activities. The Passenger Transportation Board reviews and approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation reviews and approves applications for passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. Costs may be recovered from ministries, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	620	622
Corporate Services	10,891	12,310
	11,511	12,932

Voted Appropriations Description:     This sub-vote provides for the office of the Minister of Transportation and Infrastructure; the deputy minister’s office; and services to support program delivery, including finance, administration, strategic human resources, information technology and management, oversight of Crown corporations, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

VOTE 43 — MINISTRY OPERATIONS	890,092	925,616

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	136,042	144,701
Operating Costs	2,269,663	2,861,129
Government Transfers	420,939	480,341
Other Expenses	1,191	1,151
Internal Recoveries	(2,051)	(1,960)
External Recoveries	(1,935,692)	(2,559,746)
TOTAL OPERATING EXPENSES	890,092	925,616

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2018/19[1]	2019/20

VOTED APPROPRIATION
Vote 44 — Management of Public Funds and Debt	1,275,907	1,277,920

OPERATING EXPENSES	1,275,907	1,277,920

CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY BY CORE BUSINESS

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,275,904	1,280,577	(2,660)	1,277,917
Cost of Borrowing for Relending to Government Bodies	1	1,340,676	(1,340,675)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1	—	1
Cost of Warehouse Borrowing Program	1	20,083	(20,082)	1

TOTAL OPERATING EXPENSES	1,275,907	2,641,337	(1,363,417)	1,277,920

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

(Minister of Finance)

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,275,904	1,277,917

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, costs associated with business continuation planning in relation to debt management and banking and cash management functions, and management and administration of the rights and obligations of the government under agreements and other arrangements relating to government mortgages and other interests and investments. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the Fiscal Agency Loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with, including amounts required to be paid in respect of, financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with, including amounts to be paid in respect of, commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt issued in advance of requirements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements). The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offset interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,275,907	1,277,920

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,568,113	2,641,337
External Recoveries	(1,292,206)	(1,363,417)
TOTAL OPERATING EXPENSES	1,275,907	1,277,920

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates 2018/19[1]	Estimates 2019/20
VOTED APPROPRIATIONS
Vote 45 — Contingencies (All Ministries) and New Programs	550,000	1,303,500
Vote 46 — Capital Funding	1,772,046	2,134,111
Vote 47 — Commissions on Collection of Public Funds	1	1
Vote 48 — Allowances for Doubtful Revenue Accounts	1	1
Vote 49 — Tax Transfers	1,246,000	1,489,000
Vote 50 — Auditor General for Local Government	2,600	2,608
Vote 51 — Forest Practices Board	3,845	3,862

OPERATING EXPENSES	3,574,493	4,933,083

CAPITAL EXPENDITURES [2]	90,000	103,041
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2018/19 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2019/20 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2018/19	2019/20 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	550,000	1,303,500	—	1,303,500
Capital Funding	1,772,046	2,134,116	(5)	2,134,111
Commissions on Collection of Public Funds	1	74,061	(74,060)	1
Allowances for Doubtful Revenue Accounts	1	140,315	(140,314)	1
Tax Transfers	1,246,000	1,489,000	—	1,489,000
Auditor General for Local Government	2,600	2,610	(2)	2,608
Forest Practices Board	3,845	3,864	(2)	3,862

TOTAL OPERATING EXPENSES	3,574,493	5,147,466	(214,383)	4,933,083

CAPITAL EXPENDITURES	Net	Capital Expenditures	Receipts and P3 Liabilities	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	90,000	103,041	—	103,041

TOTAL	90,000	103,041	—	103,041

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 45 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS
(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for new initiatives under the CleanBC plan, ex gratia payments, and the funding of new programs initiated during the fiscal year.

OPERATING EXPENSES
General Programs	550,000	1,266,240
CleanBC	—	37,260
	550,000	1,303,500
CAPITAL EXPENDITURES
Project Reserves	90,000	103,041

VOTE 46 — CAPITAL FUNDING

(Minister of Advanced Education, Skills and Training; Minister of Education; Minister of Health;

Minister of Municipal Affairs and Housing; and Minister of Tourism, Arts and Culture)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Grants may only be made under this vote by the Minister of Advanced Education, Skills and Training; the Minister of Education; the Minister of Health; the Minister of Municipal Affairs and Housing; and the Minister of Tourism, Arts and Culture to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization. Costs may be recovered from other levels of government contributing to capital expenditures for which grants may be made under this vote.

OPERATING EXPENSES
Post-secondary Institutions (Minister of Advanced Education, Skills and Training)	431,122	434,478
Schools (Minister of Education)	483,205	788,189
Health Facilities (Minister of Health)	615,196	654,442
Housing (Minister of Municipal Affairs and Housing)	227,687	247,002
British Columbia Pavilion Corporation (Minister of Tourism, Arts and Culture)	14,836	10,000
	1,772,046	2,134,111

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 47 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Advanced Education, Skills and Training	Minister of Health
Minister of Agriculture	Minister of Indigenous Relations and Reconciliation
Attorney General	Minister of Jobs, Trade and Technology
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education	Minister of Municipal Affairs and Housing
Minister of Energy, Mines and Petroleum Resources	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts and Culture
Minister of Forests, Lands, Natural Resource Operations and Rural Development	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and the Ministry of Attorney General. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education, Skills and Training	1	1
Ministry of Agriculture	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment and Climate Change Strategy	1	1
Ministry of Finance	66,000	66,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	1,713	1,641
Ministry of Health	895	895
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Trade and Technology	1	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs and Housing	1	1
Ministry of Public Safety and Solicitor General	4,803	4,630
Ministry of Social Development and Poverty Reduction	480	480
Ministry of Tourism, Arts and Culture	1	1
Ministry of Transportation and Infrastructure	10	1
Recoveries	(74,313)	(74,059)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 48 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Advanced Education, Skills and Training	Minister of Health
Minister of Agriculture	Minister of Indigenous Relations and Reconciliation
Attorney General	Minister of Jobs, Trade and Technology
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education	Minister of Municipal Affairs and Housing
Minister of Energy, Mines and Petroleum Resources	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts and Culture
Minister of Forests, Lands, Natural Resource Operations and Rural Development	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education, Skills and Training	1	1
Ministry of Agriculture	1	1
Ministry of Attorney General	2,475	2,456
Ministry of Children and Family Development	50	50
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment and Climate Change Strategy	50	50
Ministry of Finance	126,300	114,600
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	5,602	5,602
Ministry of Health	4,506	4,506
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Trade and Technology	1	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs and Housing	1	1
Ministry of Public Safety and Solicitor General	3,640	5,000
Ministry of Social Development and Poverty Reduction	8,029	8,029
Ministry of Tourism, Arts and Culture	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(150,672)	(140,313)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 49 — TAX TRANSFERS
(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program included in Other Personal Income Tax Credits also incorporates amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	235,000	267,000
BC Early Childhood Tax Benefit	140,000	132,300
Sales Tax Credits	52,000	50,000
Small Business Venture Capital Tax Credits	30,000	30,000
Other Personal Income Tax Credits	58,000	74,700
Film and Television Tax Credits	86,000	105,000
Production Services Tax Credits	488,000	664,800
Scientific Research and Experimental Development Tax Credits	68,000	72,000
Interactive Digital Media Tax Credits	56,000	55,000
Other Corporate Income Tax Credits	33,000	38,200
	1,246,000	1,489,000

VOTE 50 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Municipal Affairs and Housing)

This vote provides for the operations of the office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Order in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of the cost-effectiveness of their activities and operations, services provided by local government bodies, procedures to measure effectiveness, accountability relationships, and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	2,600	2,608

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2018/19	2019/20

VOTE 51 — FOREST PRACTICES BOARD

(Minister of Forests, Lands, Natural Resource Operations and Rural Development)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for activities described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,845	3,862

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,951	3,976
Operating Costs	2,497	2,497
Government Transfers	3,018,046	3,623,111
Other Expenses	774,997	1,517,884
Internal Recoveries	(2)	(2)
External Recoveries	(224,996)	(214,383)
TOTAL OPERATING EXPENSES	3,574,493	4,933,083

SCHEDULES

A	— General Fund Operating Expenses and Capital Expenditures Reconciliation — 2018/19

B	— General Fund Special Accounts Summary

C	— Financing Transactions — Capital Expenditures

D	— Financing Transactions — Loans, Investments and Other Requirements

E	— Financing Transactions — Revenue Collected for, and Transferred to, Other Entities

F	— Summary of Ministerial Accountability for Operating Expenses

G	— Estimated Consolidated Revenue Fund Operating Result

H	— Major Service Delivery Agencies Estimated Revenues and Expenses

I	— Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 19/20

GENERAL FUND	Schedule A

OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2018/19

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Advanced Education, Skills and Training

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	2,211,614	504
Transfer from Ministry of Finance
Corporate Services Secretariat funding	—	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	2,211,614	504

Attorney General

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	582,979	5,562
Transfer from Ministry of Public Safety and Solicitor General
Reassignment of staff and funding	1,914	—
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(212)	—
Transfer to Ministry of Public Safety and Solicitor General
Reassignment of staff and funding	(372)	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	584,309	5,562

Children and Family Development

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	1,792,612	4,580
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(157)	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	1,792,455	4,580

Citizens’ Services

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	524,149	313,056
Transfer from Ministries	417	—
Centralization of Building Occupancy Charges funding
Transfer from Ministry of Jobs, Trade and Technology
July 2018 Government Reorganization	8,098	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	532,664	313,056

Environment and Climate Change Strategy

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	179,286	27,549
Transfer from Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Reassignment of staff and funding	56	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	179,342	27,549

Finance

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	579,093	654
Transfer to Ministry of Advanced Education, Skills and Training
Corporate Services Secretariat funding	—	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	579,093	654

ESTIMATES, 19/20

GENERAL FUND	Schedule A

OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2018/19

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Forests, Lands, Natural Resource Operations and Rural Development

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	734,181	74,414
Transfer to Ministry of Environment and Climate Change Strategy
Reassignment of staff and funding	(56)	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	734,125	74,414

Health

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	19,753,914	1,432
Transfer from Ministry of Public Safety and Solicitor General
Oversight for Medical Assistance in Dying Services funding	300	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	19,754,214	1,432

Jobs, Trade and Technology

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	105,269	1
Transfer to Ministry of Citizens’ Services
July 2018 Government Reorganization	(8,098)	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	97,171	1

Public Safety and Solicitor General

Total Operating Expenses and Capital Expenditures — 2018/19 Estimates	786,466	13,554
Transfer from Ministry of Attorney General
Reassignment of staff and funding	372	—
Transfer to Ministry of Attorney General
Reassignment of staff and funding	(1,914)	—
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(48)	—
Transfer to Ministry of Health
Oversight for Medical Assistance in Dying Services funding	(300)	—
Total Operating Expenses and Capital Expenditures — 2018/19 Restated	784,576	13,554

All Special Offices, Ministries and Other Appropriations

Total General Fund Operating Expenses and Capital Expenditures — 2018/19 Estimates	43,937,000	548,985
Total Transfers from Special Offices, Ministries and Other Appropriations	11,157	—
Total Transfers to Special Offices, Ministries and Other Appropriations	(11,157)	—
Total General Fund Operating Expenses and Capital Expenditures — 2018/19 Restated	43,937,000	548,985

ESTIMATES, 19/20

GENERAL FUND SPECIAL ACCOUNTS SUMMARY	Schedule B

(for the Fiscal Year Ending March 31, 2020)

($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2019	Revenue	Expense	Fund[2]	(Disbursements)	Expense	Adjustment[3]	March 31, 2020

Special Accounts¹
BC Arts and Culture Endowment special account	7,475	3,100	(2,500)	—	—	—	—	8,075
BC Timber Sales Account	471,920	366,080	(213,462)	(150,000)	(108,923)	(48,689)	122,280	439,206
British Columbia Training and Education Savings Program	475,277	11,174	(30,001)	47,660	—	—	—	504,110
Civil Forfeiture Account	305	—	(11)	—	—	—	—	294
Corrections Work Program Account	3,056	1,350	(1,281)	—	—	—	60	3,185
Criminal Asset Management Fund	2,435	—	—	—	—	—	—	2,435
Crown Land special account	50,000	142,046	(20)	(142,026)	—	—	—	50,000
First Citizens Fund	279	2,000	(2,000)	—	—	—	—	279
First Nations Clean Energy Business Fund special account	10,370	7,889	(7,889)	—	—	—	—	10,370
Forest Stand Management Fund	12,534	—	—	—	—	—	—	12,534
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	94,467	12,884	(12,884)	—	—	—	—	94,467
Housing Priority Initiatives special account	76,687	488,771	(488,771)	—	—	—	—	76,687
Innovative Clean Energy Fund special account	8,620	5,500	(3,243)	—	—	—	—	10,877
Insurance and Risk Management Account	554,954	23,773	(4,562)	—	—	—	—	574,165
Long Term Disability Fund special account	673,487	83,663	(68,789)	—	—	—	—	688,361
Northern Development Fund	958	575	(500)	—	—	—	—	1,033
Park Enhancement Fund special account	7,894	9,900	(9,800)	—	—	(400)	—	7,594
Physical Fitness and Amateur Sports Fund	660	1,200	(1,200)	—	—	—	—	660
Production Insurance Account	57,274	26,700	(22,000)	—	—	—	—	61,974
Provincial Home Acquisition Wind Up special account	15,464	5	(10)	—	—	—	—	15,459
Public Guardian and Trustee Operating Account	19,766	9,704	(9,704)	—	—	(363)	883	20,286
Sustainable Environment Fund	17,688	24,100	(25,929)	—	—	—	—	15,859
Teachers Act Special Account	2,550	6,454	(8,952)	—	—	—	—	52
University Endowment Lands Administration Account	29,630	10,495	(10,495)	—	—	—	45	29,675
Victim Surcharge Special Account	31,054	12,000	(13,504)	—	—	—	—	29,550
	2,624,804	1,396,613	(1,084,757)	(244,366)	(108,923)	(49,452)	123,268	2,657,187

Transfers from Voted Appropriations to Special Accounts[4]
Long Term Disability Fund special account	—	(44,005)	44,005	—	—	—	—	—
Production Insurance Account	—	(8,800)	8,800	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(9,704)	9,704	—	—	—	—	—
	—	(62,509)	62,509	—	—	—	—	—

Total Special Accounts (net of transfers)	2,624,804	1,334,104	(1,022,248)	(244,366)	(108,923)	(49,452)	123,268	2,657,187

1A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2Transfers from (to) the General Fund consist of changes in statutory spending authority.

3Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

4Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 13.

ESTIMATES, 19/20

FINANCING TRANSACTIONS	Schedule C

CAPITAL EXPENDITURES

(for the Fiscal Year ending March 31, 2020)

($000)

The allocation of the total voted appropriations among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted appropriations among special offices, ministries, and other appropriations. No reallocation may result in the total voted appropriations set out in this Schedule being exceeded.

					Net Cash
	Capital				Requirement
	Expenditure	P3 Liabilities	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriation	623,005	(36,656)	—	586,349	586,349
Special Accounts ¹	49,452	—	—	49,452	49,452
Service Delivery Agencies	5,668,125	(37,750)	(1,047,178)	5,630,375	4,583,197
Total	6,340,582	(74,406)	(1,047,178)	6,266,176	5,218,998

Legislative Assembly	6,174	—	—	6,174	6,174
Officers of the Legislature	2,556	—	—	2,556	2,556
Office of the Premier	1	—	—	1	1
Ministry of Advanced Education, Skills and Training	504	—	—	504	504
Ministry of Agriculture	763	—	—	763	763
Ministry of Attorney General	6,036	—	—	6,036	6,036
Ministry of Children and Family Development	4,510	—	—	4,510	4,510
Ministry of Citizens’ Services	417,240	(36,656)	—	380,584	380,584
Ministry of Education	179	—	—	179	179
Ministry of Energy, Mines and Petroleum Resources	198	—	—	198	198
Ministry of Environment and Climate Change Strategy	23,237	—	—	23,237	23,237
Ministry of Finance	557	—	—	557	557
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	81,396	—	—	81,396	81,396
Ministry of Health	1,051	—	—	1,051	1,051
Ministry of Indigenous Relations and Reconciliation	3,901	—	—	3,901	3,901
Ministry of Jobs, Trade and Technology	1	—	—	1	1
Ministry of Labour	55	—	—	55	55
Ministry of Mental Health and Addictions	1	—	—	1	1
Ministry of Municipal Affairs and Housing	402	—	—	402	402
Ministry of Public Safety and Solicitor General	12,059	—	—	12,059	12,059
Ministry of Social Development and Poverty Reduction	5,709	—	—	5,709	5,709
Ministry of Tourism, Arts and Culture	1	—	—	1	1
Ministry of Transportation and Infrastructure	2,885	—	—	2,885	2,885
Project Reserves ²	103,041	—	—	103,041	103,041
General Fund Total ³	672,457	(36,656)	—	635,801	635,801

Health Facilities	1,255,338	(37,750)	(252,696)	1,217,588	964,892
Schools	843,350	—	(18,804)	843,350	824,546
Post-secondary Institutions	1,034,085	—	(224,534)	1,034,085	809,551
Transportation	2,074,578	—	(550,767)	2,074,578	1,523,811
Social Housing	393,147	—	—	393,147	393,147
Other	67,627	—	(377)	67,627	67,250
Service Delivery Agencies Total [4]	5,668,125	(37,750)	(1,047,178)	5,630,375	4,583,197
Total	6,340,582	(74,406)	(1,047,178)	6,266,176	5,218,998

1 The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2019/20 Estimates.

2 Administered by the Minister of Finance.

3 The allocation of the total voted appropriations among categories of capital expenditures is available in the Supplement to the Estimates.

4 Capital expenditures of service delivery agencies are disclosed for information purposes only.

ESTIMATES, 19/20

FINANCING TRANSACTIONS	Schedule D

LOANS, INVESTMENTS AND OTHER REQUIREMENTS ¹

(for the Fiscal Year Ending March 31, 2020)

($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
			Requirement
	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriations	(212,131)	493,492	281,361
Special Accounts	0	108,923	108,923
Service Delivery Agencies	0	278,800	278,800
Total	(212,131)	881,215	669,084

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Citizens’ Services
Strategic Real Estate Services — Development and sale of surplus properties/buildings	(1,500)	2,000	500
Ministry of Environment and Climate Change Strategy
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	10,000	10,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(14,500)	3,000	(11,500)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(77,000)	240,000	163,000
Local Government Act — Repayments of outstanding loans and payments of new loans to Improvement Districts by the province to purchase capital assets	(1,600)	1,500	(100)
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(2,500)	10	(2,490)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(115,000)	230,000	115,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	108,923	108,923
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Tourism Development — Development of land for sale in future years	—	600	600

General Fund Total	(212,131)	602,415	390,284
Service Delivery Agencies ²	—	278,800	278,800
Total	(212,131)	881,215	669,084

¹ Further information on these financing transactions is included in the relevant ministry section of the Estimates.

² The total net cash requirement (source) for service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 19/20

FINANCING TRANSACTIONS                                                               Schedule E

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES ¹

(for the Fiscal Year Ending March 31, 2020)

($000)

The estimated total voted disbursements among special offices, ministries, and other appropriations for revenue collected for, and transferred to, other entities are shown in the schedule below. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

			Net Cash
			Requirements
	Receipts	Disbursements	(Source)

Ministry of Energy, Mines and Petroleum Resources

Oil and Gas Commission	(46,800)	46,800	—

Ministry of Finance

BC Transit	(20,000)	20,000	—

BC Transportation Financing Authority	(479,000)	479,000	—

Cowichan Tribes	(3,550)	3,550	—

Municipalities or Eligible Entities	(76,000)	76,000	—

Rural Areas	(390,000)	390,000	—

South Coast British Columbia Transportation Authority	(388,000)	388,000	—

Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Habitat Conservation Trust	(6,500)	6,500	—

General Fund Total	(1,409,850)	1,409,850	—

1 Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 19/20

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F

(for the Fiscal Year Ending March 31, 2020)

($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2019/20 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2019/20 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2019/20 Estimates.

		Voted Appropriation	2019/20
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2019/20 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	11,349	11,349

Minister of Advanced Education, Skills and Training¹	Ministry of Advanced Education, Skills and Training	2,329,505
	Capital Funding	434,478	2,763,983

Minister of Agriculture	Ministry of Agriculture	85,007	85,007

Attorney General	Ministry of Attorney General	605,600	605,600

Minister of Children and Family Development	Ministry of Children and Family Development	2,064,727	2,064,727

Minister of Citizens’ Services	Ministry of Citizens’ Services	551,640	551,640

Minister of Education¹	Ministry of Education	6,529,945
	Capital Funding	788,189	7,318,134

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	177,038	177,038

Minister of Environment and Climate Change Strategy	Ministry of Environment and Climate Change Strategy	207,265	207,265

Minister of Finance	Ministry of Finance	359,678
	Management of Public Funds and Debt	1,277,920
	Contingencies (All Ministries) and New Programs	1,303,500
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	1,489,000	4,430,100

Minister of Forests, Lands, Natural Resource Operations and Rural Development	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	609,314
	Forest Practices Board	3,862	613,176

¹The Ministers of Advanced Education, Skills and Training; Education; Health; Municipal Affairs and Housing; and Tourism, Arts and Culture each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 46.

ESTIMATES, 19/20

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2020)
($000)

		Voted Appropriation	2019/20
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2019/20 Estimates	Expenses (net)	Amount

Minister of Health¹	Ministry of Health	20,698,339
	Capital Funding	654,442	21,352,781

Minister of Indigenous Relations and Reconciliation	Ministry of Indigenous Relations and Reconciliation	97,892	97,892

Minister of Jobs, Trade and Technology	Ministry of Jobs, Trade and Technology	96,933	96,933

Minister of Labour	Ministry of Labour	16,449	16,449

Minister of Mental Health and Addictions	Ministry of Mental Health and Addictions	10,067	10,067

Minister of Municipal Affairs and Housing¹	Ministry of Municipal Affairs and Housing	804,924
	Capital Funding	247,002
	Auditor General for Local Government	2,608	1,054,534

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	785,708	785,708

Minister of Social Development and Poverty Reduction	Ministry of Social Development and Poverty Reduction	3,571,597	3,571,597

Minister of Tourism, Arts and Culture¹	Ministry of Tourism, Arts and Culture	160,544
	Capital Funding	10,000	170,544

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	925,616	925,616

	Total Estimated Amount		46,910,140

	Not Applicable
	Legislative Assembly	83,015
	Officers of the Legislature	69,597
	Total Voted Appropriations	47,062,752

¹ The Ministers of Advanced Education, Skills and Training; Education; Health; Municipal Affairs and Housing; and Tourism, Arts and Culture each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 46.

ESTIMATES, 19/20

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G

GENERAL FUND

($000)

Estimates [2]	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20

		Revenue Summary [3]
29,842,000	31,898,000	Taxation revenue	32,970,000
2,204,000	2,758,000	Natural resource revenue	2,399,000
2,484,576	2,551,337	Other revenue	2,333,000
7,130,000	7,271,000	Contributions from the Federal government	7,604,000
2,269,000	2,243,000	Contributions from the self-supported Crown corporations	2,102,000
43,929,576	46,721,337	Total General Fund Revenue	47,408,000

		Expense Summary [4]
77,408	77,408	Legislative Assembly	83,015
59,549	80,549	Officers of the Legislature	69,597
11,305	11,305	Office of the Premier	11,349
2,211,614	2,211,614	Ministry of Advanced Education, Skills and Training	2,329,505
93,143	93,143	Ministry of Agriculture	98,207
584,309	584,309	Ministry of Attorney General	605,600
1,792,455	1,792,455	Ministry of Children and Family Development	2,064,727
532,664	531,664	Ministry of Citizens’ Services	551,640
6,340,751	6,354,751	Ministry of Education	6,568,898
60,320	65,320	Ministry of Energy, Mines and Petroleum Resources	180,281
179,342	179,342	Ministry of Environment and Climate Change Strategy	242,994
579,093	848,093	Ministry of Finance	877,805
734,125	1,285,125	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	822,796
19,754,214	19,754,214	Ministry of Health	20,845,589
99,516	100,516	Ministry of Indigenous Relations and Reconciliation	107,781
97,171	97,171	Ministry of Jobs, Trade and Technology	97,433
12,638	12,638	Ministry of Labour	16,449
9,983	9,983	Ministry of Mental Health and Addictions	10,067
674,224	674,224	Ministry of Municipal Affairs and Housing	828,303
784,576	1,094,576	Ministry of Public Safety and Solicitor General	800,504
3,363,727	3,363,727	Ministry of Social Development and Poverty Reduction	3,571,597
144,381	144,381	Ministry of Tourism, Arts and Culture	164,244
890,092	890,092	Ministry of Transportation and Infrastructure	925,616
1,275,907	1,258,807	Management of Public Funds and Debt	1,277,920
3,574,493	3,722,493	Other Appropriations	4,933,083
43,937,000	45,237,900	Total Appropriations	48,085,000
—	375,100	Supplementary Estimates	—
(59,000)	(60,000)	Elimination of transactions between appropriations [5]	(24,000)
—	(77,000)	Reversal of prior year over accruals	—
43,878,000	45,476,000	Total General Fund Expense	48,061,000
51,576	1,245,337	General Fund Operating Result	(653,000)

1 Figures other than appropriations have been rounded to the nearest million.

2 The 2018/19 Estimates and Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation. Schedule A presents a detailed reconciliation of expense restatements.

3 Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4 Expenses are reported after deducting cost recoveries received from other entities within, and external to, the General Fund.

5 Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 19/20

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT	Schedule G

BC PROSPERITY FUND

($000)

Estimates	Updated Forecast		Estimates
2018/19	2018/19		2019/20

Revenue Summary
8,424	10,663	Investment earnings	13,000
—	—	Transfers from the General Fund	—
8,424	10,663	Total BC Prosperity Fund Revenue	13,000

Expense Summary
—	—	Eliminating taxpayer-supported debt	—
—	—	Reducing cost burdens on families	—
—	—	Investing in health care, education and transportation	—
—	—	Other priorities	—
—	—	Transfers to the General Fund	—
—	—	Total BC Prosperity Fund Expense	—
8,424	10,663	BC Prosperity Fund Operating Result	13,000

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]
CONSOLIDATED REVENUE FUND SUMMARY
($000)

Estimates [2]	Updated Forecast [2]		Estimates
2018/19	2018/19		2019/20

		Revenue Summary [3]
43,929,576	46,721,337	General Fund revenue	47,408,000
8,424	10,663	BC Prosperity Fund revenue	13,000
—	—	Elimination of inter-fund transfers	—
43,938,000	46,732,000	Total Consolidated Revenue Fund Revenue	47,421,000

		Expense Summary [4]
43,878,000	45,476,000	General Fund expense	48,061,000
—	—	BC Prosperity Fund expense	—
—	—	Elimination of inter-fund transfers	—
43,878,000	45,476,000	Total Consolidated Revenue Fund Expense	48,061,000
60,000	1,256,000	Consolidated Revenue Fund Operating Result	(640,000)

1   Figures other than appropriations have been rounded to the nearest million.

2   The 2018/19 Estimates and Updated Forecast amounts have been restated to be consistent with the 2019/20 Estimates presentation. Schedule A presents a detailed reconciliation of expense restatements.

3   Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4   Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

ESTIMATES, 19/20

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H

($000)

Estimates	Updated Forecast		Estimates
2018/19	2018/19		2019/20

		School Districts
6,733,300	6,766,800	Revenue	7,047,600
(6,651,200)	(6,684,800)	Expense	(6,912,000)
82,100	82,000		135,600
		Universities
4,972,400	5,148,400	Revenue	5,282,000
(4,837,200)	(4,933,800)	Expense	(5,128,200)
135,200	214,600		153,800
		Colleges and Institutes
1,315,200	1,387,900	Revenue	1,388,300
(1,298,700)	(1,345,700)	Expense	(1,372,700)
16,500	42,200		15,600
		Health Authorities and Hospital Societies
15,379,400	15,585,300	Revenue	16,291,600
(15,370,300)	(15,681,800)	Expense	(16,291,600)
9,100	(96,500)		—
		Community Living British Columbia
1,015,800	1,022,000	Revenue	1,085,600
(1,015,800)	(1,022,000)	Expense	(1,085,600)
—	—		—
		British Columbia Housing Management Commission
1,280,100	1,281,400	Revenue	1,449,000
(1,280,100)	(1,281,400)	Expense	(1,449,000)
—	—		—
		British Columbia Pavilion Corporation
118,800	124,800	Revenue	123,100
(126,200)	(128,200)	Expense	(130,200)
(7,400)	(3,400)		(7,100)
		British Columbia Transit
342,500	337,500	Revenue	347,600
(342,500)	(333,600)	Expense	(347,600)
—	3,900		—
		BC Transportation Financing Authority
706,400	694,000	Revenue	694,600
(1,292,700)	(1,244,600)	Expense	(1,409,800)
(586,300)	(550,600)		(715,200)
		Provincial Rental Housing Corporation
73,200	82,600	Revenue	95,000
(73,200)	(80,600)	Expense	(93,000)
—	2,000		2,000

1 Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 19/20

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I

(for the Fiscal Year Ending March 31, 2020)

(FTEs)

	Updated
Estimates	Forecast		Estimates
2018/19	2018/19		2019/20

29,400	30,750	Ministries and special offices (General Fund)	31,350
5,033	5,171	Service delivery agencies	5,543
34,433	35,921	Total taxpayer-supported staff utilization	36,893

1 Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 19/20

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Operating expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/. The group account classification system is described below in more detail.

Salaries and Benefits

•                  Base Salaries — includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•                  Supplementary Salary Costs — includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•                  Employee Benefits — includes the cost of employer contributions to employee benefit plans, pensions, and other expenses related to employee salaries. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•                  Legislative Salaries and Indemnities — includes the cost of the annual Members of the Legislative Assembly (MLA) indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the officers of the Legislature are also included.

Operating Costs

•                  Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                  Public Servant Travel — includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•                  Centralized Management Support Services — includes central agency charges to ministries for services, such as legal services.

•                  Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                  Information Systems — Operating — includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•                  Office and Business Expenses — includes supplies and services required for the operation of offices.

•                  Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•                  Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                  Utilities, Materials and Supplies — includes the cost of services, such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•                  Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•                  Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                  Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                  Building Occupancy Charges — includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 19/20

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•                  Transfers — Grants — includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•                  Transfers — Entitlements — includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulation.

•                  Transfers — Shared Cost Arrangements — includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•                  Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                  Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                  Other Expenses — includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                  Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                  Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                  Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue-related accounts.

•                  Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry, and other appropriation at the standard object of capital expenditure level. The categorization of assets is described below.

•                  Land — includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•                  Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                  Buildings — includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•                  Specialized Equipment — includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                  Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                  Vehicles — includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•                  Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•                  Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                  Roads — includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

Ministry of Finance

Queen's Printer for British Columbia©
Victoria